SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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FREIGHTCAR AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

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FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

March 30, 2018

Dear FreightCar America Stockholder:

You are cordially invited to attend the annual meeting of stockholders of FreightCar America, Inc. to be held at 10:00 a.m. (local time) on Thursday, May 10, 2018 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604.

The purpose of the meeting is to consider and vote upon proposals to (i) elect two directors who have been nominated for election as Class I directors to three-year terms and one director who has been nominated for election as a Class III director to the two years remaining in the current Class III director term, (ii) approve, on an advisory basis, the compensation of our Named Executive Officers, (iii) approve the FreightCar America, Inc. 2018 Long Term Incentive Plan, (iv) ratify the appointment of our independent registered public accounting firm for 2018 and (v) transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting and regardless of the number of shares you own, it is important that your shares be represented at the meeting. After reading the enclosed proxy statement, please promptly vote your shares in accordance with the instructions on the enclosed proxy card to assure that your shares will be represented.

The board of directors and management appreciate your continued confidence in FreightCar America and look forward to seeing you at the annual meeting.

Sincerely,

/s/ William D. Gehl

WILLIAM D. GEHL
Chairman of the Board

FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 10, 2018

March 30, 2018

Dear FreightCar America Stockholder:

We are notifying you that the annual meeting of stockholders of FreightCar America, Inc. will be held at 10:00 a.m. (local time) on Thursday, May 10, 2018 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, for the following purposes:

1.	To elect two directors as Class I directors, each for a term of three years, and one director as a Class III director for the two years remaining in the current Class III director term.

2.	To hold an advisory vote to approve the compensation of our Named Executive Officers.

3.	To approve the FreightCar America, Inc. 2018 Long Term Incentive Plan.

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018.

5.	To transact other business properly coming before the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials while also lowering the costs and reducing the environmental impact of our annual meeting of stockholders. On or about March 30, 2018, we will mail to our stockholders who have not requested hard copies of the proxy materials a Notice of Internet Access and Availability of Proxy Materials (the “Notice”), which contains instructions on how to vote, to access our proxy statement (the “Proxy Statement”) and Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”) online and to request paper copies of the proxy materials. All stockholders who elect to receive paper copies will receive copies of the Proxy Statement and the Annual Report by mail. The Proxy Statement also contains instructions on how you can (i) receive a paper copy of the Proxy Statement and the Annual Report if you only received the Notice by mail or (ii) elect to receive the Proxy Statement and the Annual Report over the Internet, if you received them by mail.

Each of these matters listed above is described in further detail in the Proxy Statement. A copy of our Annual Report is available online or by request.

Only stockholders of record at the close of business on March 14, 2018 are entitled to vote at the meeting and any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

Whether or not you plan to attend the meeting, please be sure to vote your shares in accordance with the instructions on the enclosed proxy card as promptly as possible. You can withdraw your proxy at any time before it is voted.

By order of the Board of Directors,

/s/ Georgia L. Vlamis

GEORGIA L. VLAMIS
Vice President, General Counsel, Corporate Secretary and Human Resources

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2018:

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Our Proxy Statement for the year ended December 31, 2017 includes information on the following matters, among other things:

●	The date, time and location of the annual meeting of stockholders;

●	A list of the matters being submitted to the stockholders for approval; and

●	Information concerning voting in person at the annual meeting of stockholders.

Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017 are available at www.railproxy.info.

If you received the Notice and want to receive a paper copy or email of these documents, you must request one. There is no charge to you for requesting a copy. Please choose one of the following methods to make your request:

(1)	By Internet: www.proxyvote.com

(2)	By telephone: 1-800-579-1639

(3)	By email: sendmaterial@proxyvote.com

Please have available the information set forth in the Notice if you are requesting a paper copy or email of the proxy materials. Please make your request on or before April 26, 2018 to facilitate timely delivery.

FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

PROXY STATEMENT

The board of directors of FreightCar America, Inc. (“FreightCar America” or the “Company”) is asking for your proxy for use at the annual meeting of our stockholders to be held at 10:00 a.m. (local time) on Thursday, May 10, 2018 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy card to our stockholders on or about March 30, 2018.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting, including (i) the election of two directors who have been nominated for election as Class I directors to three-year terms and one director who has been nominated for election as a Class III director for the two years remaining in the current Class III director term, (ii) approval, on an advisory basis, of the compensation of our Named Executive Officers (“NEOs”), (iii) approval of the FreightCar America, Inc. 2018 Long Term Incentive Plan, (iv) the ratification of the appointment of our independent registered public accounting firm and (v) any other business properly coming before the meeting.

What are our voting recommendations?

Our board of directors recommends that you vote your shares:

“FOR” each of the nominees named below under “Proposal 1 – Election of Class I Directors and Class III Director,”

“FOR” the approval, on an advisory basis, of the compensation of our NEOs as discussed below under “Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers,”

“FOR” the approval of the FreightCar America, Inc. 2018 Long Term Incentive Plan as discussed below under “Proposal 3 – Approval, of the FreightCar America, Inc. 2018 Long Term Incentive Plan” and

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as discussed below under “Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 14, 2018, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on the record date at the meeting and any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had 12,447,764 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote?

You may vote in person at the annual meeting or you may vote by proxy.

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017 available to our stockholders electronically via the Internet. On or about March 30, 2018, we will mail to our stockholders who have not previously requested hard copies of the proxy materials the Notice, which contains instructions on how to vote, to access this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017 online and to request paper copies of the materials. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice will instruct you on how to access and review all of the important information contained in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017. The Notice also will instruct you on how you may submit your proxy over the Internet. If you receive the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

You may vote by proxy by (i) following the instructions for voting on the Internet in the Notice or (ii) if you received a printed copy of the proxy materials, following the instructions for voting by telephone or on the Internet on your proxy card or completing, signing, dating and mailing the enclosed proxy card. To vote by telephone or on the Internet, as applicable, you will need the special code number included in the Notice or on your proxy card. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you do not indicate your instructions, your shares will be voted:

●	“FOR” the election of the three nominees named below under “Proposal 1 – Election of Class I Directors and Class III Director;”

●	“FOR” the approval, on an advisory basis, of the compensation of our NEOs under “Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers;”

●	“FOR” the approval of the FreightCar America, Inc. 2018 Long Term Incentive Plan under “Proposal 3 – Approval of the FreightCar America, Inc. 2018 Long Term Incentive Plan;” and

●

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018 under “Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Can I revoke my proxy or change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly submitted proxy bearing a later date, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote in person at the meeting.

What vote is required to approve each matter that comes before the meeting?

Director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon, meaning that the two nominees for Class I director and one nominee for Class III director with the most votes will be elected. Each of the approval, on an advisory basis, of the compensation of our NEOs, the approval of the FreightCar America, Inc. 2018 Long Term Incentive Plan and the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting in person or by proxy. Broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval. Abstentions will have the effect of a vote against the approval, on an advisory basis, of the compensation of our NEOs, the approval of the FreightCar America, Inc. 2018 Long Term Incentive Plan and the ratification of the appointment of our independent registered public accounting firm but will not be taken into account in determining the outcome of the election of directors. However, each of our directors and director candidates has offered a contingent resignation that may be accepted by the board of directors in its discretion if a majority of the votes are not cast “FOR” such director in an uncontested election.

What happens if additional proposals are presented at the meeting?

If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We will bear all costs of solicitation, including a base fee of $8,000 and reasonable out-of-pocket expenses to be paid to the proxy solicitation firm of Okapi Partners LLC.

PROPOSALS TO BE VOTED ON

Proposal 1 – Election of Class I Directors and Class III Director

Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors. The number of members of our board of directors is currently fixed at seven directors. The term of office of each current Class I director is scheduled to expire at our annual meeting of stockholders to be held this year. Currently, three of our directors, James D. Cirar, Malcolm F. Moore and S. Carl Soderstrom, Jr., are Class I directors. On January 23, 2018, Mr. Soderstrom notified us that he will retire from our board of directors effective as of the date of our annual meeting of stockholders to be held this year and has decided to not stand for reelection at the annual meeting. At the recommendation of our nominating and corporate governance committee, our board of directors has reduced the size of our board of directors to six members effective as of the date of our annual meeting this year and has determined to nominate Messrs. Cirar and Moore for election to three-year terms as Class I directors at our annual meeting this year. Each nominee elected by our stockholders as a Class I director at the annual meeting will be elected to a term to expire at the annual meeting of stockholders in 2021.

Effective July 31, 2017, our board of directors elected James R. Meyer, our President and Chief Executive Officer, to the board of directors as a Class III director to fill the vacancy created by the departure of Joseph E. McNeely, our former President and Chief Executive Officer, and to serve until our upcoming annual meeting of stockholders. At the recommendation of our nominating and corporate governance committee, in accordance with our by-laws, our board of directors has determined to nominate Mr. Meyer for election at our annual meeting this year to a term as a Class III director consisting of the two remaining years of the three-year term of our Class III directors, which term expires at our 2020 annual meeting of stockholders.

Information about the director nominees, the continuing directors and our board of directors is contained in the section of this proxy statement entitled “Governance of the Company—Board Structure and Composition.”

In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director.

Our board of directors recommends that you vote “FOR” the election of James D. Cirar and Malcolm F. Moore as Class I directors and James R. Meyer as a Class III director.

Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which amends Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables our stockholders to approve, on an advisory basis, the compensation programs for our NEOs (sometimes referred to as “say on pay”).

As discussed below in this proxy statement, we believe that our executive compensation programs must be closely linked to our stockholders’ interests, and we welcome our stockholders’ input in this area. As described in detail under the “Compensation Discussion and Analysis” section of this proxy (the “CD&A”), our compensation programs are designed to attract, motivate and retain the individuals we need to drive business success. We believe that our executives should act in the long-term interests of our stockholders, and therefore, we pay a significant portion of total compensation to our executives in the form of long-term performance-based equity compensation, such as performance-based stock options, stock options and/or restricted stock units. Our compensation programs also are closely tied to performance, with incentive compensation varying in accordance with objectively determinable Company and individual performance measures. Performance-based stock options comprise a significant portion of our new CEO’s compensation package. These options are intended to vest only if the price of our common stock increases to certain specified target price levels during the term of the option. In addition, the variable component of compensation increases as an individual’s business responsibilities increase.

The compensation committee of our board of directors follows best practices in the design and governance of our compensation programs, including, but not limited to the following:

●	we have adopted a clawback policy;

●	we have adopted an anti-hedging policy for our officers and directors;

●

we have adopted stock ownership guidelines for our officers and directors and the stock ownership of each of our officers and directors exceeded the Company’s minimum stock ownership requirements in 2017;

●	the LTIP (defined herein) expressly prohibits repricing or exchanging awards;

●	we do not pay tax gross-ups for change in control payments under Code Section 280G;

●	we do not provide perquisites for former or retired executives;

●	we do not provide personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowances or executive life insurance; and

●	we do not pay or provide payments for terminations for cause or resignations other than for good reason.

At our 2017 annual meeting of stockholders, the Company’s stockholders approved, on an advisory basis, the compensation of our NEOs with the affirmative vote of the holders of more than 89% of the shares voted. After consideration of a number of factors and recommendations by our new CEO, our compensation committee (with the assistance of our compensation consultant) conducted a comprehensive analysis of our incentive compensation program and determined to redesign it for 2018. The two primary updates to our 2018 incentive compensation program are: (i) replacing the existing financial performance goals under our annual incentive plan with new financial performance goals that better align the compensation paid to our NEOs with our strategic business goals; and (ii) replacing the use of performance equity awards with stock options to better align the compensation paid to our NEOs with the return on our stockholders’ investment in the form of higher stock prices.

For additional information regarding the changes to our incentive compensation program for 2018, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Fiscal Year 2018 Compensation Decisions.”

You are invited to review the CD&A, the accompanying compensation tables and the related narrative disclosure and to vote to approve, on an advisory basis, the compensation of our NEOs through the adoption of the following resolution at the 2018 annual meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion, is hereby approved.”

This vote is nonbinding. The board of directors and the compensation committee, which is comprised of independent directors, will consider the outcome of the vote when evaluating future executive compensation decisions.

Our board of directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs.

Proposal 3 – Approval of the FreightCar America, Inc. 2018 Long Term Incentive Plan

We are asking stockholders to approve the FreightCar America, Inc. 2018 Long Term Incentive Plan (the “2018 Plan”). Our board of directors approved the 2018 Plan on March 9, 2018, subject to the required approval of our stockholders. If our stockholders approve the 2018 Plan, it will become effective and awards may be granted thereunder. The 2018 Plan, if approved by our stockholders, will authorize our compensation committee (the “Committee”) to grant awards for the issuance of up to 1,250,000 shares of our common stock.

Currently, the Committee is authorized to grant awards under the FreightCar America, Inc. 2005 Incentive Plan (the “LTIP”), an amendment and restatement of which was approved by our stockholders at our 2013 annual meeting of stockholders. As of March 10, 2018, 372,693 shares authorized for issuance under the LTIP remain available for issuance, subject to the terms of the LTIP. If approved by our stockholders, the 2018 Plan will permit the Committee to authorize awards similar to those made under the LTIP and will eventually replace the LTIP for future grants.

The following summary of the 2018 Plan should be read in conjunction with, and is qualified by reference to, the full text of the 2018 Plan, which is included in this proxy statement as Appendix I.

Purposes of the 2018 Plan. The 2018 Plan is intended to provide incentives to attract, retain and motivate our and our subsidiaries’ and affiliates’ employees, consultants and directors, to provide for competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of performance goals and to promote the creation of long-term value for our stockholders by aligning the interests of such persons with those of our stockholders.

Effect of the Tax Act. At our 2013 annual meeting of stockholders, our stockholders approved the material terms of the LTIP in order for grants made under the LTIP to potentially qualify for the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). On December 22, 2017, legislation commonly referred to as the Tax Cuts and Jobs Act (the “TCJA”) repealed the performance-based compensation exception, effective for taxable years beginning after December 31, 2017, subject to certain transition relief. This repeal means that compensation paid to our “covered employees” (as defined by

Code Section 162(m)) in excess of the $1 million compensation limitation under Code Section 162(m) may not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Although our compensation committee has endeavored to structure certain of the awards of cash and equity incentives payable to our covered employees in a manner that is intended to be exempt from Code Section 162(m) (and therefore not subject to its deduction limits), uncertainties exist as to the effect of the TCJA on Code Section 162(m) and the regulations issued thereunder. Therefore, in order to maximize any potential transition relief, we have determined that grants made under the LTIP prior to our 2018 annual meeting will continue to be governed by the LTIP.

In addition, because of the uncertainty regarding the transition relief provided under the TCJA, we are asking our stockholders to approve the material terms of the 2018 Plan for purposes of Code Section 162(m) (in a similar manner as we did for the LTIP at our 2013 annual meeting of stockholders) in order to avoid any potential loss of tax benefits to us with the understanding that such approval may not result in any additional tax benefits to us under Code Section 162(m). We did not amend the LTIP in order to increase the likelihood that the LTIP will qualify for grandfathering treatment under the Section 162(m) transition rule provided by the TCJA.

Description of the 2018 Plan. The terms and provisions of the 2018 Plan are substantially the same as those of the LTIP in all respects, except that the 2018 Plan:

●	Includes 1,250,000 shares of common stock to be available for issuance;

●	Further limits the aggregate value of cash and equity awards that may be granted to any non-employee director in any year;

●	Includes a minimum vesting period of one year for all equity award types granted under the 2018 Plan, which applies to 95% of the shares authorized to be granted thereunder;

●

Modifies the language and requirements related to the performance-based compensation exception under Code Section 162(m) throughout the LTIP to reflect the impact of the repeal of the performance-based compensation exception by the TCJA;

●	Imposes further limits on change of control vesting;

●	Clarifies that a change of control cannot be triggered by ordinary course events; and

●	Allows tax withholding in excess of the minimum statutory level (but not in excess of the maximum statutory level).

Eligibility and Administration. Our and our subsidiaries’ and affiliates’ employees, consultants and non-employee directors are eligible to be granted awards under the 2018 Plan. The 2018 Plan would be administered by the Committee. The Committee determines which employees, consultants and directors receive awards and the types of awards to be granted.

Awards. The 2018 Plan provides for the grant of stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), performance shares, performance units, annual cash incentive awards, dividend equivalents and other share-based awards. If the stockholders approve the 2018 Plan, an aggregate of 1,250,000 shares would be authorized for issuance under the 2018 Plan. Based on projected usage patterns, we expect that, if this proposal is approved by stockholders, the shares under the 2018 Plan will be sufficient for purposes of granting awards under the 2018 Plan until 2023. On March 14, 2018, the closing price of the Company’s common stock on the NASDAQ Global Market was $14.58 per share.

The total number of shares authorized to be issued under the 2018 Plan will be reduced by one share for each share that is subject to an option, SAR or other appreciation-only award granted under the 2018 Plan, and by two shares for each share that is subject to a restricted stock, RSU, performance share or other full-value stock-based award granted under the 2018 Plan. Any shares relating to awards that terminate by expiration, forfeiture or cancellation without the issuance of such shares, cash or other benefit in lieu of such shares will become available again for grant under the 2018 Plan; provided that the number of shares authorized to be issued under the 2018 Plan will be increased by one share for each such share that was subject to an option, SAR or other appreciation-only award granted under the 2018 Plan, and by two shares for each such share that was subject to a restricted stock, RSU, performance share or other full-value stock-based award granted under the 2018 Plan. The following shares shall not become available for issuance under the 2018 Plan: (i) shares tendered by participants as full or partial payment to the Company upon exercise of options granted under the 2018 Plan; (ii) shares reserved for issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; and (iii) shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the lapse of restrictions on restricted stock or RSUs, the exercise of options or SARs granted under the 2018 Plan, or upon any other payment or issuance of shares under the 2018 Plan.

During any one calendar year, the maximum number of shares with respect to which stock options and SARs may be granted to a participant (other than a director) under the 2018 Plan is 500,000 shares, and the maximum number of shares that may be granted to a participant (other than a director) under the 2018 Plan in the form of restricted shares, RSUs, performance shares and performance units is 500,000 shares. If the stockholders approve the 2018 Plan, the maximum dollar amount payable during any one calendar year to participants other than non-employee directors will be (1) $2,000,000 with respect to performance units or other share-based awards and (2) 50% of the annual incentive pool with respect to cash incentive awards. In addition, during any one calendar year, (1) the maximum number of shares with respect to which options or SARs may be issued to any one non-employee director will be 50,000 shares, (2) the maximum number of shares with respect to which performance shares, performance units, restricted shares or RSUs may be issued to any one non-employee director will be 50,000 shares and (3) the maximum dollar amount payable to any one non-employee director with respect to performance units or other share-based awards will be $150,000; provided that in no event will the grant date fair value of any shares or share-based awards payable to any one director in any calendar year, when aggregated with cash compensation for service as a non-employee director of the Company during such period, exceed $400,000. Shares issued under the 2018 Plan will be either authorized but unissued shares or treasury shares.

Vesting. Awards granted under the 2018 Plan will vest no earlier than the first anniversary of the date on which the award is granted and no award may provide for partial or graduated vesting prior to the first anniversary of the date on which it is granted; provided that awards that result in the issuance in the aggregate of no more than five percent (5%) of the shares available for issuance under the 2018 Plan may be granted to any one or more participants without respect to this minimum vesting period requirement. The Committee may waive restrictions or forfeiture conditions in any individual case in the event of termination of service resulting from a specified event, but in all cases subject to this minimum vesting requirement, which cannot be waived.

Stock Options. Both incentive stock options, which are intended to qualify for special tax treatment under the Code (“incentive stock options”), and nonqualified stock options, which are not intended to qualify for special tax treatment under the Code, may be granted under the 2018 Plan. The Committee is authorized to set the terms of an option, including exercise price and the time and method of exercise; provided that the exercise price cannot be less than the market price of our stock on the date of grant. Without stockholder approval, the Committee is prohibited from repricing stock options, canceling outstanding options in exchange for the grant of new options with a lower exercise price or other cash or stock award, or offering a cash buyout of underwater options. The exercise price of stock options may not be less than the fair market value of the Company’s stock on the grant date. Qualified stock options may only be granted to employees and no employee may be granted more than 200,000 incentive stock options.

Share Appreciation Rights. Each SAR entitles the holder to receive an amount equal to the difference between the fair market value of a specified number of shares on the exercise date and the exercise price of the SAR set by the Committee as of the date of grant; provided that the exercise price cannot be less than the market price of our stock on the date of grant. The Committee is authorized to set the terms of the SARs, including the time and method of exercise. Without stockholder approval, the Committee is prohibited from repricing SARs, canceling outstanding SARs in exchange for the grant of new SARs or options with a lower exercise price or other cash or stock award, or offering a cash buyout of underwater SARs.

Restricted Shares and RSUs. Awards of restricted shares are subject to restrictions on transferability and such other restrictions, if any, as the Committee may impose on the date of grant or thereafter. Such restrictions may lapse under circumstances as the Committee may determine (subject to the one-year minimum vesting requirement), such as completion of a specified period of continued employment or upon the achievement of performance criteria. Except as otherwise determined by the Committee, eligible participants, consultants and directors who are granted restricted shares will have all of the rights of a stockholder, including the right to vote and to receive dividends.

Restricted shares are forfeited upon the termination of a participant’s employment during the applicable restriction period.

Each RSU entitles the holder to receive shares of common stock or cash at the end of a specified deferral period. RSUs may also be subject to such restrictions as the Committee may impose. Such restrictions may lapse under circumstances as the Committee may determine, such as completion of a specified period of continued employment or upon the achievement of performance criteria. Except as otherwise determined by the Committee (subject to the one-year minimum vesting requirement), RSUs subject to restriction are forfeited upon the termination of a participant’s employment during any applicable restriction period.

Performance Shares and Performance Units. Performance shares and performance units provide for the future issuance of shares and payment of cash, respectively, to the recipient upon the attainment of performance goals established by the Committee. Except as otherwise determined by the Committee (subject to the one-year minimum vesting requirement), performance shares and performance units will be forfeited upon the termination of a participant’s employment during any applicable performance period. Performance objectives may vary from person to person and will be based upon such criteria as the Committee may deem appropriate. The Committee may revise performance objectives if significant events occur during the performance period that the Committee expects will have a substantial effect on such objectives.

Dividend Equivalents and Other Awards. The Committee may also grant dividend equivalent rights under the 2018 Plan and it is authorized to grant such other awards that may be denominated in, valued in, or otherwise based on shares. No dividend or dividend equivalents may be paid on stock options or SARs.

Performance Criteria. If the Committee determines that an award of restricted shares, RSUs, performance shares, performance units or other share-based awards is intended to qualify as performance-based compensation under Code Section 162(m), if applicable, the awards will be contingent upon the achievement of performance goals based on one or more of the following: earnings per share; revenues; earnings from operations; earnings growth; cash flow; return on assets; return on net assets; return on investment; return on capital; return on equity; economic value added; operating margin or operating expense; quality metrics; net income; net income applicable to Company stock; share price or stockholder return; backlog; net sales growth; and objectives based on meeting specified market penetration, geographic expansion or cost targets, customer satisfaction goals, expense reduction, strategic business criteria; supervision of litigation and information technology needs, new product/service placement and the completion of acquisitions, divestitures or joint ventures.

Change of Control. If a participant experiences a Qualifying Termination (as defined in the 2018 Plan) following a Change of Control (as defined in the 2018 Plan) and the awards are assumed or replaced in accordance with the terms of the 2018 Plan: (i) all outstanding awards granted under the 2018 Plan with time-based vesting conditions or restrictions shall become fully vested (and all options and SARs shall become exercisable) at the time of such Qualifying Termination; and (ii) all performance-based awards shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled at the greater of (A) the actual performance achieved or (B) the target level of performance applicable to the award, but prorated based on the elapsed portion of the performance period as of the time of such Qualifying Termination. Under the 2018 Plan, a Qualifying Termination means a participant’s termination of employment due to the participant’s death or disability (as defined in the 2018 Plan), an involuntary termination of employment by the Company (other than for cause) or a voluntary termination of employment by the participant for good reason (as defined in the 2018 Plan), any of which occurs within 24 months of the consummation of a Change of Control. If upon a Change of Control the awards are not assumed or replaced in accordance with the terms of the 2018 Plan: (i) all outstanding awards granted under the 2018 Plan with time-based vesting conditions or restrictions shall become fully vested (and all options and SARs shall become exercisable) as of the time of the Change of Control; and (ii) all performance-based awards shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled at the greater of (A) the actual performance level achieved or (B) the target level of performance applicable to the awards, but prorated based on the elapsed portion of the performance period that has elapsed as of the time of the Change of Control.

Capital Structure Changes. If the Committee determines that a share dividend, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, repurchase, share exchange, or other similar corporate transaction affects the shares of the Company’s common stock to be issued pursuant the Incentive Plan such that an adjustment is appropriate in order to prevent the dilution of the rights of participants, the Committee may make such changes as it deems appropriate.

Amendment and Termination. The 2018 Plan may be amended, suspended or terminated by the board of directors. However, any amendment or modification for which stockholder approval is required will not be effective until such stockholder approval has been obtained.

Restrictive Covenants. If the stockholders approve the 2018 Plan, it will provide that the Committee may include in any award an agreement that, if the participant breaches the non-competition, non-solicitation, non-disclosure or other similar provisions of the award agreement, whether during or after such participant’s employment, the participant will forfeit all awards granted under the 2018 Plan, including any awards that have vested and are then exercisable.

Effective Date and Term. The 2018 Plan will become effective upon stockholder approval, and will terminate as to future awards on May 10, 2028.

New Plan Benefits. Our executive officers and directors have an interest in the approval of the 2018 Plan because it relates to the issuance of share-based awards for which executive officers and non-employee directors may be eligible. However, future awards under the 2018 Plan are at the discretion of the Committee and the executive officers who may receive awards under the 2018 Plan in the future cannot be determined at this time.

U.S. Federal Income Tax Considerations. The following is a brief description of the federal income tax treatment that generally apply to 2018 Plan awards. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 2018 Plan. A participant may also be subject to state and local taxes.

Nonqualified Stock Options. The grant of a nonqualified stock option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess, if any, of the then-fair market value of the stock acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant if the participant was, without a break in service, employed by us or an affiliate from the date of the grant of the option until the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess, if any, of the fair market value of the stock at the time of exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

If the participant does not sell or otherwise dispose of the stock acquired upon the exercise of an incentive stock option within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to a corresponding deduction. A capital loss will be recognized by the participant to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction.

SARs. The grant of a SAR will not result in taxable income to the participant at the time of the grant. The participant will realize ordinary income at the time of exercise in an amount equal to the amount of cash or the fair market value of the shares paid upon exercise, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of any shares received will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Restricted Stock and Performance Shares. A grant of restricted stock or performance shares will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon vesting, the holder will realize ordinary income in an amount equal to the then-fair market value of the vested shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder of restricted stock during the restricted period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividends no longer are subject to a substantial risk of forfeiture or become transferable. A participant may elect pursuant to Section 83(b) of the Code to have income recognized at the date a restricted stock award or performance share award, as the case may be, is granted and to have the applicable capital gains holding period commence as of that date. In such a case, we will be entitled to a corresponding deduction on the date of grant.

RSUs and Performance Units. A grant of RSUs or performance units will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon vesting and issuance of the underlying shares, the holder will realize ordinary income in an amount equal to the then-fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance. Dividend equivalents paid to the holder of RSUs during the restricted period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividend equivalents are paid. No election pursuant to Section 83(b) of the Code may be made with respect to RSUs and performance units.

Annual Cash Incentive Awards. A participant will recognize taxable compensation equal to the amount of the annual cash incentive award on the date the award is paid to the participant. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes.

Performance Awards and Other Share-Based Awards. A grant of a performance award or other share-based award will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon payment of cash or the vesting or issuance of the underlying shares, the participant will recognize ordinary income in an amount equal to the cash received or the then-fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance.

Tax Withholding. As a condition to the delivery of any shares to the recipient of an award, we may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award or withhold or receive shares in satisfaction of a participant’s tax obligations; provided that the amount of tax withholding to be satisfied by withholding shares will be limited to the maximum individual statutory tax rate in a given jurisdiction (or such lower amount as may be necessary to avoid liability award accounting or any other accounting consequence or cost to the Company).

Section 162(m). In general, Code Section 162(m) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer, principal financial officer and the three other executive officers whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions and the limited transition relief provided under the TCJA.

Section 409A. To the extent applicable, it is intended that the 2018 Plan and any awards made under the 2018 Plan either be exempt from, or, in the alternative, comply with the provisions of Code Section 409A, including the exceptions for stock rights and short-term deferrals. The Company intends to administer the 2018 Plan and any awards made thereunder in a manner consistent with the requirements of Code Section 409A.

Our board of directors recommends that you vote “FOR” the approval of the FreightCar America, Inc. 2018 Long Term Incentive Plan.

Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm

Deloitte & Touche LLP audited our financial statements for our fiscal year ended December 31, 2017, and has been selected by the audit committee of our board of directors to audit our financial statements for the fiscal year ending December 31, 2018. A representative of Deloitte & Touche LLP is expected to attend our annual meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, we are submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our audit committee will review its future selection of independent registered public accounting firms. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered with respect to fiscal years 2017 and 2016, see the section of this proxy statement entitled “Fees of Independent Registered Public Accounting Firm and Audit Committee Report—Fees Billed by Independent Registered Public Accounting Firm.”

Our board of directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

GOVERNANCE OF THE COMPANY

Board Structure and Composition

Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors. The number of members of our board of directors is currently fixed at seven directors:

●	James D. Cirar, Malcolm F. Moore and S. Carl Soderstrom, Jr. serve in Class I. Their terms will expire on the date of the upcoming annual meeting of stockholders.

●	William D. Gehl and Andrew B. Schmitt serve in Class II. Their terms will expire on the date of the annual meeting of stockholders to be held in 2019.

●

Thomas A. Madden and James R. Meyer serve in Class III. Mr. Madden’s term will expire on the date of the annual meeting of stockholders to be held in 2020. Mr. Meyer’s term will expire on the date of the upcoming annual meeting of stockholders.

Upon the expiration of the term of each class of directors, directors of that class generally may be re-elected for a three-year term at the annual meeting of stockholders in the year in which their term expires. A director elected by the board of directors is designated upon his or her election as a Class I, Class II or Class III director, and serves a term that expires at the next annual meeting of stockholders after such director’s election. A director elected by the stockholders at an annual meeting of stockholders to succeed a director elected during the preceding year by the board of directors joins the same class as the replacement director whom he or she succeeds and serves a term that expires at the next annual meeting of stockholders at which the terms of the other directors of that director’s class are or would be scheduled to expire. Effective July 31, 2017, our board of directors elected Mr. Meyer, our President and Chief Executive Officer, to the board of directors as a Class III director to fill the vacancy created by the departure of Mr. McNeely, our former President and Chief Executive Officer, and to serve until our upcoming annual meeting of stockholders. At the recommendation of our nominating and corporate governance committee, in accordance with our by-laws, our board of directors has determined to nominate Mr. Meyer for election at our annual meeting this year to a term as a Class III director consisting of the two remaining years of the three-year term of our Class III directors, which term expires at our 2020 annual meeting of stockholders.

Each of our directors has signed a contingent resignation letter providing that if a majority of the votes of the shares in an uncontested election in which such director is a nominee are designated to be “withheld” from, or are voted “against,” the director’s election, and the board of directors accepts the contingent resignation letter following such election, the director’s resignation will be effective upon the acceptance of the resignation by the board of directors.

Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or an increase in the size of the board of directors. On January 23, 2018, Mr. Soderstrom notified us that he will retire from our board of directors effective as of the date of our annual meeting of stockholders to be held this year and has decided to not stand for reelection at the annual meeting. At the recommendation of our nominating and corporate governance committee, our board of directors has reduced the size of our board of directors to six members effective as of the date of our annual meeting this year.

Nominees for election at this meeting for terms expiring in 2021

James D. Cirar, 71, has served as a director since June 1999 and is a member of our audit and compensation committees. Mr. Cirar is a private investor. Mr. Cirar is a partner at Guard Hill Holdings, LLC, a private equity fund. He was a director of Transportation Technologies Industries, Inc. (“TTII”), a manufacturer of railcar and truck components, and President and Chief Executive Officer of TTII’s foundry group from January 2000 until the company was acquired by Accuride Corporation in 2005. Mr. Cirar was Chairman of two of our subsidiaries, Johnstown America Corporation and Freight Car Services, Inc., from September 1998 to June 1999. From September 1995 to August 1998, he was the President and Chief Executive Officer of Johnstown America Corporation, a predecessor of the Company. Mr. Cirar brings to our board of directors the business experience he has gained as a partner in private equity transactions, as well as deep industry knowledge and close familiarity with the Company’s business.

Malcolm F. Moore, 67, has served as a director since March 2015 and is the chairman of our nominating and corporate governance committee and a member of our compensation committee. Since July 2015, Mr. Moore has served as Executive Vice President of Operations for Twin Disc, Inc., a publicly held global manufacturer and distributor of power transmission equipment for marine, transportation and industrial equipment. Since August 2016, Mr. Moore also has served as Chief Operating Officer of Twin Disc, Inc. Between 2006 and 2015, he also served on the board of directors of Twin Disc, Inc. From June 2013 to June 2015, Mr. Moore served as the President and Chief Executive Officer of Digi-Star LLC, a global supplier of electronic components and software used in precision agriculture. From November 2011 to June 2013, Mr. Moore served as Chairman of Digi-Star. Prior to joining Digi-Star, Mr. Moore served as an advisor to Baird Capital Partners from June 2010 to November 2011. Between 1999 and 2010, Mr. Moore worked in a variety of executive roles at Gehl Company, a publicly held manufacturer of compact construction equipment, including serving as President and Chief Executive Officer from August 2009 to April 2010. Earlier in his career, Mr. Moore served in senior executive roles at Pangborn Corporation, an international manufacturer of blast media equipment used by manufacturers of metal products, and LINAC Holdings Inc., a manufacturer of specialized equipment used in steel production, industrial heat-treating, scientific research and product manufacturing. Mr. Moore currently serves on the board of directors of AG Growth International Inc., a manufacturer of portable and stationary grain handling, storage and conditioning equipment. Having served as a senior executive for over 22 years, and as a board member for over nine years, of companies in the manufacturing sector, Mr. Moore brings to our board extensive experience in leading complex heavy manufacturing organizations.

Nominee for election at this meeting for a term expiring in 2020

James R. Meyer, 56, was appointed as our President and Chief Executive Officer effective July 31, 2017, and has served as a director since that date. Mr. Meyer has nearly 30 years of experience in the heavy equipment, automotive and consumer goods industries. From 2015 to 2017, he served as Chairman of the Board of Commercial Specialty Truck Holdings, LLC, a commercial truck manufacturer, where he was also an investor and advisor. From 2012 to 2015, he served as Chief Operating Office of Allied Specialty Vehicles, Inc., a manufacturer of specialty vehicles for fire and emergency, commercial and recreation segments. Prior to that, Mr. Meyer held various leadership positions at Brunswick Corporation. At different times from 2006 to 2012, he oversaw its Hatteras Yachts and Sealine International business units and its product development and supply chain functions. Mr. Meyer also spent 16 years at Ford Motor Company where he held various executive positions. Mr. Meyer brings to the board his broad leadership experience from serving in management and directorship roles in the automotive and manufacturing industries.

Director whose term continues until 2020

Thomas A. Madden, 64, has served as a director since December 2005 and is a member of our compensation and audit committees. Mr. Madden served as the Executive Vice President and Chief Financial Officer of Ingram Micro Inc., a technology distributor, from July 2001 to April 2005. From October 1997 to July 2001, Mr. Madden served as the Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc., a supplier of motor vehicle components. Mr. Madden has been a member of the boards of directors of Champion Enterprises, Inc. (a modular and manufactured homes producer) from 2006 to 2010, Mindspeed Technologies, Inc. (a provider of semiconductors for network applications) from 2003 to 2014, and Intcomex, Inc. (an IT products distributor) since 2006. Having served as the chief financial officer of two public companies, Mr. Madden brings extensive financial expertise and skills to our board of directors, as well as the insights and experience he has gained as a director of three other public companies.

Directors whose terms continue until 2019

William D. Gehl, 71, has served as a director since May 2007 and as the Chairman of the Board of Directors since January 2013. He is a member of our audit and nominating and corporate governance committees. He is Chairman and owner of IBD of Southeastern Wisconsin, a distributor of automotive and other batteries. He was Chairman and Chief Executive Officer of Gehl Company, a publicly held manufacturer of compact construction equipment, from April 2003 until his retirement from that company in April 2009. Prior to that time, he was President and Chief Executive Officer of Gehl Company since November 1992, Chairman of Gehl Company since April 1996, and a director of Gehl Company since 1987. During the past five years, Mr. Gehl has been a member of the boards of directors of Astec Industries, Inc. (a publicly held manufacturer of road-building and construction equipment), Mason Wells, Inc. (a private equity investor), The Oilgear Company (a manufacturer of hydraulic pumps and related products) and Westbury Bank (a publicly held full-service community bank). He brings to our board of directors, among other things, his background as the chief executive officer of a public company for over 17 years and general management, marketing and financial experience, as well as M.B.A. and law degrees and his service on the audit committee of another public company (Astec Industries). He is a member of the Wisconsin and Florida state bars.

Andrew B. Schmitt, 69, has served as a director since October 2012 and is the chairman of our compensation committee and a member of our nominating and corporate governance committee. He was the Chief Executive Officer of Layne Christensen Company, which provides water management, construction and drilling services and related products to water, mineral and energy markets, from October 1993 to January 2012, and President of that company from October 1993 to September 2011. From October 1993 until June 2012, he also served as a director of Layne Christensen. Since September 2003, Mr. Schmitt has been a director of Euronet Worldwide Inc., which provides payment and transaction processing and distribution solutions to financial institutions, retailers, service providers and consumers, and currently serves on that board’s audit, compensation and nominating and corporate governance committees. Prior to his service at Layne Christensen, Mr. Schmitt was a Division President for Baker Hughes Incorporated and NL Industries Inc. as well as General Manager and Controller for Dorsey Corp. and Hoover Universal, Inc. Having served as a chief executive officer for over 18 years, Mr. Schmitt brings to our board extensive experience in leading complex global organizations.

Director whose term expires at the 2018 annual meeting of stockholders

S. Carl Soderstrom, Jr., 64, has served as a director since April 2005 and is the chairman of our audit committee and a member of our nominating and corporate governance committee. Mr. Soderstrom was employed by ArvinMeritor, Inc., a supplier of motor vehicle components, and its predecessor companies from 1986 to 2004. He served as Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc. from July 2001 to December 2004, and in a number of senior operations and engineering positions with that company prior to 2001, including Senior Vice President of Engineering, Quality and Procurement. Since 2003, Mr. Soderstrom has been a member of the board of directors of Lydall, Inc., a manufacturer of specialty engineered products for the thermal/acoustical and filtration/separation markets, and, since July 2010, he has served on the board of directors of Westar Energy, Inc., an electric utility company. Having spent 18 years in a variety of senior positions at ArvinMeritor, Inc., Mr. Soderstrom brings extensive experience in product engineering, manufacturing, finance and procurement to our board of directors. On January 23, 2018, Mr. Soderstrom notified us that he will retire from our board of directors effective as of the date of our annual meeting of stockholders to be held this year and has decided to not stand for reelection at the annual meeting.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Stockholders and third parties may communicate with our board of directors by writing to our board of directors at FreightCar America, Inc., Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606, Attention: Chairman of the Board of Directors.

Audit Committee. Our audit committee currently consists of Messrs. Cirar, Gehl, Madden and Soderstrom. Mr. Soderstrom will serve as the chairman until the date of our annual meeting of stockholders this year. Effective as of the date of our annual meeting, our audit committee will consist of Messrs. Cirar, Gehl and Madden and Mr. Madden will serve as the chairman. The audit committee oversees our financial reporting processes and provides oversight on behalf of the board of directors to the Company’s internal accounting and financial controls, accounting principles and auditing practices to be employed in the preparation and review of our financial statements. The audit committee appoints the independent registered public accountants to audit our annual financial statements and the scope of and plans for the audit to be undertaken by such accountants. The audit committee pre-approves the audit services and permissible non-audit services to be performed by such accountants and takes appropriate actions to ensure the independence of such accountants. The audit committee is also responsible for approving related-party transactions. Our board of directors has determined that Messrs. Cirar, Gehl, Madden and Soderstrom meet the applicable independence requirements under the Sarbanes-Oxley Act of 2002, the rules of the NASDAQ Global Market (“NASDAQ”) and the rules and regulations of the SEC. Each of Messrs. Cirar, Gehl, Madden and Soderstrom has been determined to be an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and each is “independent” as defined in the applicable listing standards for audit committee members.

The audit committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The audit committee has established and regularly monitors procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters. The audit committee met six times during 2017.

Compensation Committee. Our compensation committee consists of Messrs. Cirar, Madden, Moore and Schmitt. Mr. Schmitt serves as the chairman. The purpose of our compensation committee is to: (a) oversee our compensation and employee benefit plans and practices, including compensation risk analysis; (b) produce annually a report on executive compensation for inclusion in our proxy statement, in accordance with all applicable rules and regulations; and (c) oversee regular succession planning and professional development for the Chief Executive Officer (“CEO”) and other senior executive officers. Our board of directors has determined that Messrs. Cirar, Madden, Moore and Schmitt meet the applicable independence requirements under the Sarbanes-Oxley Act of 2002, the rules of NASDAQ (including the enhanced independence requirements for compensation committee members) and the rules and regulations of the SEC. In addition, each of Messrs. Madden, Moore and Schmitt is an “outside director,” as defined in Code Section 162(m) (Mr. Cirar abstains from any vote on incentive compensation awards that are subject to Code Section 162(m)), and each of Messrs. Cirar, Madden, Moore and Schmitt is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act.

The compensation committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The compensation committee met four times during 2017.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee currently consists of Messrs. Gehl, Moore, Schmitt and Soderstrom. Mr. Moore serves as the chairman. Effective as of the date of our annual meeting, our nominating and corporate governance committee will consist of Messrs. Gehl, Moore and Schmitt and Mr. Moore will continue to serve as the chairman. The purpose of our nominating and corporate governance committee is to: (a) identify individuals qualified to become board members, consistent with criteria approved by the board of directors; (b) recommend to the board of directors nominees for the board of directors; (c) recommend to the board of directors nominees for each committee of the board of directors; (d) recommend to the board of directors and review annually the Corporate Governance Guidelines and the Code of Business Conduct and Ethics; (e) review annually the independence qualifications of the board members and nominees; and (f) review potential conflicts of interest and violations of the Code of Business Conduct and Ethics. Our board of directors has determined that Messrs. Gehl, Moore, Schmitt and Soderstrom meet the applicable independence requirements under the Sarbanes-Oxley Act of 2002, the rules of NASDAQ and the rules and regulations of the SEC.

The nominating and corporate governance committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The nominating and corporate governance committee met three times during 2017.

Independence of Directors

The board of directors has determined that six of our seven current directors, Messrs. Cirar, Gehl, Madden, Moore, Schmitt and Soderstrom, are “independent directors” as defined in NASDAQ Listing Rule 5605 and as defined in applicable rules by the SEC. NASDAQ Listing Rule 5605 requires that a majority of our board of directors be composed of independent directors and that certain of our committees be composed solely of independent directors. Our independent directors hold meetings in executive session, at which only independent directors are present.

Board Leadership Structure

Our board of directors strongly endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the CEO. However, the board of directors does not believe that mandating a particular structure, such as a separate Chairman of the Board and CEO, is necessary to achieve effective oversight. The board of directors retains the right to exercise its judgment to combine or separate the roles of Chairman of the Board and CEO. Currently, the offices of Chairman of the Board and CEO are held by separate persons because the board of directors has determined that this structure aids in the oversight of management and is currently in the best interests of the Company and its stockholders.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees, including our CEO and Chief Financial Officer. A copy of the Code of Business Conduct and Ethics is available on our website, www.freightcaramerica.com.

We intend to disclose on our website at www.freightcaramerica.com any amendments to or waivers from our Code of Business Conduct and Ethics applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Under the Code of Business Conduct and Ethics, the board of directors, its committees and the non-employee directors have the right at any time to retain independent outside financial, legal or other advisors as they deem necessary, without the necessity of consulting with or obtaining prior approval of any officer of the Company.

Anti-Corruption Policy

We have adopted an Anti-Corruption Policy in an effort to ensure that we comply with the U.S. Foreign Corrupt Practices Act and other anti-bribery laws. The Anti-Corruption Policy is applicable to us (including our U.S. and non-U.S. subsidiaries, affiliates and joint ventures) and to all of our personnel (including officers, directors, employees, agents, consultants and other representatives and intermediaries acting on our behalf).

Risk Oversight

In its governance role, and particularly in exercising its duty of care and diligence, our board of directors is responsible for monitoring and overseeing the Company’s approach to risk assessment and risk management. The board of directors has the ultimate responsibility in this area. The board of directors has delegated the responsibility for overseeing financial risks to the audit committee and compensation-related risks to the compensation committee. Where appropriate, the board of directors may delegate risk oversight responsibility in other specific areas to board committees.

The board of directors requires management to ensure that an appropriate approach to risk management is implemented as part of the day-to-day operations of the Company. The board of directors further requires that management design internal control systems with a view to identifying and managing the material risks in the following categories:

●	core business and strategy risks;

●	operational and commercial risks;

●	regulatory risks;

●	legal and contractual risks;

●	compensation-related risks; and

●	financial risks.

In fulfilling its responsibilities delegated by the board of directors as described above, on a periodic basis (but not less often than annually), the audit committee reviews and discusses with management and our internal audit function the Company’s significant financial risk exposures and establishes an annual review schedule, which includes periodic financial reviews, internal control assessments and reviews of specific risk areas. The audit committee receives periodic updates from management and our internal audit function as per the annual schedule and as necessary based on subsequent determinations. The audit committee reports its activities to the full board of directors on a regular basis and is responsible for making such recommendations with respect to the matters described above and other matters as the audit committee may deem necessary or appropriate. The audit committee believes that in addition to its own deliberations and assessment of potential risks, the advice and recommendations of its independent auditor provide important objective guidance in this area.

In fulfilling its responsibilities delegated by the board of directors as described above, on a periodic basis (but not less often than annually), the compensation committee reports its activities to the full board of directors on a regular basis and is responsible for making such recommendations with respect to the matters described above and other matters as the compensation committee may deem necessary or appropriate.

Director Nomination Process

The nominating and corporate governance committee of our board of directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers all relevant qualifications of candidates for board membership, including factors such as industry knowledge and experience, international, public company, academic or regulatory experience, financial expertise, current employment and other board memberships, and whether the candidate will be independent under the listing standards of NASDAQ. In addition, although we do not have a formal policy regarding the consideration of diversity in identifying nominees for directors, as part of the nomination process the nominating and corporate governance committee considers diversity in professional background, experience, expertise, perspective, age, gender and ethnicity.

The nominating and corporate governance committee evaluates each individual in the context of the board of directors as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The nominating and corporate governance committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s overall service to us during his or her term and any relationships and transactions that might impair such director’s independence.

The nominating and corporate governance committee did not pay any fees to a third party to assist in the process of identifying or evaluating potential director candidates in 2016 or 2017. In the future, we may pay a fee to a third party to identify or evaluate potential director candidates if the need arises.

Our by-laws provide that nominations for the election of directors at our annual meeting may be made by our board of directors or any stockholder entitled to vote for the election of directors generally who complies with the procedures set forth in the by-laws and who is a stockholder of record at the time notice is delivered to us. Any stockholder entitled to vote in the election of directors generally may nominate a person for election to the board of directors at our annual meeting only if timely notice of such stockholder’s intent to make such nomination has been given in writing to our Secretary at our offices at Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606. Any recommendations received from stockholders will be evaluated by the nominating and corporate governance committee in the same manner that potential director nominees suggested by board members, management or other parties are evaluated.

To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Communications with Directors

Stockholders and third parties may communicate directly with our independent directors by writing to our independent directors at:

FreightCar America, Inc.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

Attention: Chairman of the Board of Directors

Communications are distributed to the independent directors, or to any individual directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors be excluded from communications to the board of directors, such as product complaints, product inquiries, new product suggestions, résumés and other forms of job inquiries, surveys and business solicitations or advertisements.

Director Attendance at Meetings

Directors are encouraged to attend all annual and special meetings of our stockholders. During 2017, the board of directors held 11 meetings. Each of our directors then serving attended at least 75% of the aggregate number of meetings of the board of directors and meetings of those committees on which he served during 2017. All of our directors then serving attended the 2017 annual meeting of stockholders.

Director Compensation

For a discussion of director compensation, see the section of this proxy statement entitled “Director Compensation.”

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2017 (except as indicated below) by:

●	all persons known by us to own beneficially 5% or more of our outstanding common stock;

●	each of our directors and director nominees;

●	each of the NEOs listed in the “Executive Compensation—Summary Compensation Table” section of this proxy statement; and

●	all of our directors, director nominees and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Approximate Percent of Class(1)
Royce & Associates, LP 745 Fifth Avenue New York, New York 10151	1,177,223 (2)	9.50%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	1,047,705 (3)	8.45%
Boston Partners One Beacon Street 30th Floor Boston, Massachusetts 02108	1,025,774 (4)	8.28%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	837,507 (5)	6.76

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS:
James D. Cirar	24,569		*
William D. Gehl	26,707		*
Thomas A. Madden	24,185		*
Malcolm F. Moore	9,665		*
Andrew B. Schmitt	55,230		*
S. Carl Soderstrom, Jr.	11,204		*
Joseph E. McNeely	194,529	(6)	1.57%
James R. Meyer	365,000	(7)	2.94%
Matthew S. Kohnke	13,790		*
Theodore W. Baun	74,277		*
Georgia L. Vlamis	7,342		*
All directors, director nominees and executive officers as a group (11 persons)	806,498		6.51%

*	= less than 1%

[1]

“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2017 are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 12,394,696 shares of our common stock outstanding as of December 31, 2017.

[2]	Based on the information in the Schedule 13G/A filed by Royce & Associates, LP with the SEC on January 22, 2018.

[3]

Based on information in the Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2018. The Schedule 13G/A discloses that Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively, referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting or investment power over the shares and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds. The Schedule 13G/A discloses that the Dimensional Funds have sole voting power with respect to 1,001,306 shares and sole dispositive power with respect to 1,047,705 shares.

[4]

Based on the information in the Schedule 13G/A filed by Boston Partners with the SEC on February 12, 2018. The Schedule 13G/A discloses that Boston Partners has sole voting power with respect to 735,474 shares and sole dispositive power with respect to 1,025,774 shares. Boston Partners filed the Schedule 13G/A with respect to 1,025,774 shares that it holds for the discretionary accounts of certain of its clients.

[5]

Based on the information in the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2018. The Schedule 13G/A discloses that BlackRock, Inc. and certain of its affiliates have sole voting power with respect to 820,755 shares and sole dispositive power with respect to 837,507 shares.

[6]

Mr. McNeely left as President and Chief Executive Officer by mutual consent effective July 31, 2017. The figure shown represents the number of shares beneficially owned by Mr. McNeely, based on SEC reports regarding his ownership of our common stock, as of the effective date of his resignation.

[7]

Mr. Meyer was appointed as President and Chief Executive Officer effective July 31, 2017. The figure shown includes 350,000 performance-based stock options featuring a vesting schedule whereby the stock options will vest if the average closing price per share of the Company’s stock over the previous 90 calendar days (the “Threshold Stock Price”) exceeds the closing price per share of the Company’s stock on July 31, 2017 (the “Reference Stock Price”) as follows: 34% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $5.00; another 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $10.00; and the remaining 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $15.00. Such stock price appreciation goals can be achieved at any point during the options’ ten-year contractual term.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers have complied, on a timely basis, with all Section 16(a) filing requirements for 2017.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our current executive officers:

Name	Age	Position(s)
James R. Meyer	56	President, Chief Executive Officer and Director
Matthew S. Kohnke	47	Vice President, Finance, Chief Financial Officer and Treasurer
Theodore W. Baun	45	Chief Commercial Officer
Georgia L. Vlamis	57	Vice President, General Counsel, Corporate Secretary and Human Resources

James R. Meyer, 56, was appointed as our President and Chief Executive Officer effective July 31, 2017, and has served as a director since that date. Mr. Meyer has nearly 30 years of experience in the heavy equipment, automotive and consumer goods industries. From 2015 to 2017, he served as Chairman of the Board of Commercial Specialty Truck Holdings, LLC, a commercial truck manufacturer, where he was also an investor and advisor. From 2012 to 2015, he served as Chief Operating Office of Allied Specialty Vehicles, Inc., a manufacturer of specialty vehicles for fire and emergency, commercial and recreation segments. Prior to that, Mr. Meyer held various leadership positions at Brunswick Corporation. At different times from 2006 to 2012, he oversaw its Hatteras Yachts and Sealine International business units and its product development and supply chain functions. Mr. Meyer also spent 16 years at Ford Motor Company where he held various executive positions.

Matthew S. Kohnke, 47, was appointed as our Vice President, Finance, Chief Financial Officer and Treasurer effective February 29, 2016. Mr. Kohnke has over 25 years of experience in finance and accounting and joined the Company from Dorman Products, Inc., a publicly traded supplier of replacement parts and fasteners to the automotive aftermarket, where he served from 2002 to February 2016. Mr. Kohnke first served as Dorman’s Vice President and Corporate Controller and, in 2011, he assumed the position of Dorman’s Chief Financial Officer. Prior to joining Dorman, Mr. Kohnke spent 10 years in public accounting at Arthur Andersen LLP, including holding a leadership role in its Audit and Business Advisory practice.

Theodore W. Baun, 45, was appointed as our Chief Commercial Officer effective June 1, 2016. Mr. Baun first joined us in 1994 and has held roles of increasing responsibility in operations, marketing and sales. From 2003 to 2005, he was Director of Sales at Mitsui Rail Capital, LLC, a railcar leasing and services company, after which he returned to FreightCar America. Mr. Baun has been the leader of our sales team since November 2007. Mr. Baun served as the Company’s Senior Vice President, Marketing and Sales from September 2008 until May 2016.

Georgia L. Vlamis, 57, was appointed as our Vice President, General Counsel, Corporate Secretary and Human Resources effective June 5, 2017. She previously served as our Vice President, General Counsel and Corporate Secretary since December 1, 2015. Ms. Vlamis joined us from Motorola Solutions, Inc. (“Motorola”), a data communications and telecommunications equipment provider, where she served since October 2011 as Vice President and Head of Litigation and, in December 2013, assumed additional responsibilities for Antitrust, Regulatory & Product Safety. Earlier in her tenure, Ms. Vlamis served as Vice President and Lead Counsel for Motorola’s government and enterprise business sector (January 2008 – October 2011) and as Senior Counsel and Director for two of Motorola’s business units (June 1995 – January 2008). Prior to joining Motorola, Ms. Vlamis was a Partner with the law firm of Wildman, Harrold, Allen & Dixon and an Associate at Sidley & Austin in Chicago.

COMPENSATION DISCUSSION AND ANALYSIS

The following sections discuss the material factors involved in the Company’s decisions regarding the compensation of the Company’s NEOs during 2017. We made these compensation decisions in order to ensure continued alignment of executive compensation and Company performance. The specific amounts paid or payable to the NEOs are disclosed in the tables and narrative in the section of this proxy statement entitled “Executive Compensation.” The following discussion cross-references those specific tabular and narrative disclosures where appropriate.

Executive Summary

FreightCar America’s NEO compensation program is designed to attract, motivate and retain the individuals we need to drive business success. We believe that our executives should act in the long-term interests of our stockholders. Therefore, we pay a significant portion of total compensation to our executives in the form of short-term incentive-based cash compensation and long-term performance-based equity compensation. Our compensation programs also are closely tied to performance, with incentive compensation varying in accordance with objectively determinable Company and individual performance measures.

With the assistance of our independent compensation consultant, the compensation committee took the following actions with respect to the base salary and annual and long-term incentive compensation programs for our NEOs:

●

Base compensation. The compensation committee made adjustments to the base salary of Ms. Vlamis during 2017. No other NEOs had base salary adjustments during 2017. Future base salary adjustments for each NEO will be considered by the compensation committee on an annual basis.

●

Annual incentive compensation. In 2017, the compensation committee re-approved the Company’s annual cash incentive program with no changes. Company net income, as adjusted, continued to be the program’s financial metric, which comprises 80% of the total bonus award. Superior performance on the net income metric can result in a payment of up to 200% of target bonus on the net income metric portion of the total bonus. The individual performance metrics comprise 20% of the total bonus award. Superior performance on individual performance metrics can result in a payment of up to 125% of target bonus on the individual performance metric portion of the total bonus. None of our NEOs would be eligible for a bonus under the program unless a certain net income threshold level is achieved and, in fact, no bonuses were paid to our NEOs for 2017. For 2018, the compensation committee, with the advice of our compensation consultant, has determined, with the approval of the board of directors, that the program’s financial metrics will be goals based on the Company’s market share, cash generation and reductions in the cost of goods sold.

●

Long-term incentive compensation. In the first quarter of 2017, the compensation committee approved awards of performance shares and time-vested restricted stock for our NEOs under the LTIP, the aggregate values of which were similar to the awards that the compensation committee approved for fiscal year 2016 when we redesigned our long-term incentive compensation program. The value of each award corresponded to the NEO’s annual bonus target and was comprised of performance shares and time-vested restricted stock, with each component having an equal grant date fair value. Performance shares will be earned and vest, if at all, on the third anniversary of the grant date based on the Company’s three-year cumulative basic earnings per share (“EPS”), provided that a minimum average return on investment capital (“ROIC”) goal, which is calculated quarterly over a three year period, is also met or exceeded. ROIC is calculated using the sum of operating income and other income which sum is multiplied by one minus the tax rate, all of which is divided by the sum of total stockholders’ equity and long-term debt. Restricted stock awards will vest in whole on the third anniversary of the grant date. With respect to the performance shares, the compensation committee set the following three-year cumulative EPS levels: at the threshold three-year cumulative EPS performance level, 50% of the target number of shares will be earned; at the target three-year cumulative EPS performance level, 100% of the target number of shares will be earned; and at the maximum three-year cumulative EPS performance level, 200% of the target number of shares will be earned. Additionally, in connection with the hiring of Mr. Meyer to become our new CEO, the compensation committee approved a grant of 350,000 performance-based stock options as a sign-on award.

At our 2017 annual meeting of stockholders, the Company’s stockholders approved, on an advisory basis, the compensation of our NEOs with the affirmative vote of the holders of more than 89% of the shares voted. After consideration of a number of factors and recommendations by our new CEO, our compensation committee (with the assistance of our compensation consultant) conducted a comprehensive analysis of our incentive compensation program and determined to redesign it for 2018. The two primary updates to our 2018 incentive compensation program are: (i) replacing the existing financial performance goals under our annual incentive plan with new financial performance goals that better align the compensation paid to our NEOs with our strategic business goals; and (ii) replacing the use of performance equity awards with stock options to better align the compensation paid to our NEOs with the return on our stockholders’ investment in the form of higher stock prices. For additional information regarding the changes to our incentive compensation program for 2018, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Fiscal Year 2018 Compensation Decisions.”

The compensation committee believes that its actions were balanced in terms of containing costs, calibrating compensation with performance expectations and the degree of difficulty associated with achieving performance goals, and retaining and motivating our NEOs.

When designing our fiscal year 2017 NEO compensation program, the compensation committee considered the Company’s fiscal year 2017 budget and financial performance expectations with respect to the annual and long-term incentive plans to ensure a strong link between compensation and performance.

Compensation Committee’s Processes and Procedures for Consideration

General Authorities and Responsibilities

The compensation committee reviews the Compensation Discussion and Analysis section of our proxy statement and recommends to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement. The compensation committee issues an annual report on executive compensation for inclusion in our proxy statement and reports as necessary to the board of directors its plan for succession of the CEO and other senior executives in the event that any of such officers retires, is disabled or is otherwise unable to fulfill his or her duties.

The compensation committee, consulting with its independent compensation consultants, and with management as necessary, reviews and recommends for approval by the board of directors our general policies relating to senior management compensation and oversees the development and implementation of such compensation programs. The compensation committee, consulting with its independent compensation consultant and with management as necessary, reviews and approves, or recommends for ratification by the board of directors, senior management compensation, including, to the extent applicable, (a) salary, bonus and incentive compensation levels, (b) equity compensation, (c) employment agreements, severance arrangements and change in control agreements/provisions, in each case as, when and if appropriate, and (d) other forms of senior management compensation. The compensation committee meets without the presence of senior management when approving or deliberating on CEO compensation but may, in its discretion, invite the CEO to be present during the approval of, or deliberations with respect to, other senior management compensation.

The compensation committee, as a committee or together with the independent members of the board of directors, periodically reviews and approves corporate goals and objectives relevant to senior management compensation and evaluates the CEO’s performance in light of those goals and objectives. The compensation committee recommends for ratification by the board of directors the CEO’s compensation levels taking into account this evaluation. The compensation committee periodically reviews and makes recommendations to the board of directors with respect to director compensation for non-employee members of the board of directors and its committees. The compensation committee may consider the accounting and tax treatment to the Company and to senior management of each particular element of compensation.

Oversight of Compensation Plans

The compensation committee oversees, periodically reviews and makes recommendations to the board of directors with respect to stock incentive plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs. The compensation committee has the power and authority under its charter to oversee these plans, establish guidelines, interpret plan documents, select participants, approve grants and awards and exercise discretion (as provided in its charter) as may be permitted or required under such plans. The compensation committee may also undertake such additional activities within the scope of its primary function as the board of directors or the compensation committee may from time to time determine or as may otherwise be required by law, the board of directors or our charter or by-laws.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee at any time has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Compensation Consultant

The compensation committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems appropriate or necessary. The compensation committee has the authority to conduct or authorize investigations into any matter within its scope of responsibilities, and retain, at our expense, such independent counsel, compensation consultant or other consultants and advisors as it deems necessary. The compensation committee reviews and assesses at least annually the adequacy of the compensation committee charter and recommends any proposed changes to the board of directors for approval. The compensation committee also annually reviews its own performance.

During 2017, the compensation committee received independent compensation consulting advice from Korn Ferry Hay Group, Inc. (“Hay Group”), including advice on executive compensation levels and incentive plan design work relating to the NEOs and other individuals who report directly to the CEO. From time to time, Hay Group also provides specific consulting services in areas that include market surveys of executive compensation, external trends, compensation program design, and position-specific compensation information as necessary. During 2017, Hay Group provided incentive plan design services relating to our NEOs for 2018. In addition, Aon Hewitt provides non-compensation related services to the Company, such as actuarial, pension plan valuation, filing and administrative activities.

The compensation committee has the sole authority to retain an independent compensation consultant to be used to assist in its evaluation of director and/or senior management compensation and has the sole authority to terminate the consultant and approve the consultant’s fees and other retention terms. The compensation committee has reviewed the independence of Hay Group in light of SEC rules and NASDAQ listing standards regarding compensation consultants and has concluded that Hay Group’s work for the compensation committee does not raise any conflict of interest.

Compensation Philosophy and Objectives

The compensation committee has adopted, and periodically reviews, an executive compensation philosophy statement. This statement sets forth the Company’s values and beliefs regarding the nature of its executive compensation strategy and programs. The purpose of our philosophy is twofold: to serve as a link between the interests of the Company’s stockholders and its compensation arrangements, and to serve as a framework for program design and assessment. The application of these values and beliefs reflects and takes into account a broad business context. Business judgment is brought to bear to determine the appropriate application of these values and beliefs in each circumstance. Moreover, the application of these values and beliefs solely in a mechanistic fashion is neither appropriate nor desirable. In periodically reviewing the executive compensation philosophy statement, the compensation committee will revise it as necessary to ensure that it is properly linked to the Company’s business strategies and to reflect changes to the Company’s business operations and goals as well as external market conditions.

Our compensation program is designed to attract, motivate and retain the highly talented individuals that FreightCar America needs to drive business success. The program reflects the following principles:

●	FreightCar America employees should act in the interests of FreightCar America stockholders. We believe that the best way to encourage FreightCar America employees to act in the long-term interests of FreightCar America stockholders is through an equity stake in the Company. We pay a significant portion of total compensation to executives and certain other key employees in the form of long-term performance-based equity compensation, such as performance-based stock options, stock options and/or restricted stock units. The Company’s goal is to have compensation programs that maintain alignment with stockholder interests by encouraging each employee to think and act like an owner of the business. Our industry is cyclical. Executives must manage this cycle by diversifying our product and service offerings, maintaining low costs and other measures.

●	Compensation should be related to performance. The Company’s compensation program endeavors to reinforce the Company’s business and financial objectives. Employee compensation will vary based on objectively determinable measures of Company performance. When the Company performs well based on financial measures, employees will receive greater incentive compensation. When the Company does not meet objectives, incentive awards will be reduced, potentially to zero. An employee’s individual compensation also will vary based on such person’s individual performance, contribution and overall value to the business. Employees demonstrating sustained high performance will be rewarded more than those in similar positions with lower performance.

●	Incentive compensation should be a greater part of total compensation for employees with more senior positions. The proportion of an individual’s total compensation that varies based on individual and Company performance objectives should increase as the individual’s business responsibilities increase.

●	Other goals. The Company’s compensation program is designed to balance short-term and long-term financial objectives.

Elements of Executive Compensation

Total compensation for each NEO is comprised of base salary, annual cash incentive awards, long-term equity awards, retirement and post-employment benefits, including severance protection, and other benefits. The various elements of executive compensation reflect the policies summarized below:

Element	Purpose
Base Salary	Base salary is comprised of periodic, fixed payments made to each NEO. Base salary is provided to each NEO in order to provide the NEO with a degree of financial certainty and to competitively compensate the NEO for rendering ongoing services to the Company. Competitive base salaries further the compensation program’s objectives by allowing the Company to attract and retain talented employees by providing a fixed portion of compensation on which employees can rely.

Annual Cash Incentive Awards	The primary purposes of the annual cash incentive program are to incentivize employees to achieve certain pre-determined business results over the fiscal year that are linked to stockholder value creation and to competitively reward employees for successfully achieving results. In addition to the Company’s financial results, the annual cash incentive program is designed to provide a link to individual performance goals and objectives.

Long-Term Incentive Awards	The primary purpose of the long-term incentive award program is to align employee and stockholder interests through equity instruments that incentivize employees to increase stockholder value, competitively reward employees for increasing stockholder value and achieving pre-determined business goals, and retain employees who are critical to stockholder value creation.

Post-Employment Benefits	In the event of certain qualifying terminations of employment, termination benefits provide NEOs (and other certain employees) with additional financial security, which we believe is necessary to attract and retain talented executives. In addition, we provide NEOs (and certain other executives) with certain change in control benefits that we believe help minimize inherent conflicts of interest that may arise for executives in potential change in control transactions.

Base Salary

In general, the Company’s executive compensation philosophy is to provide base salaries at a level that allows the Company to attract and retain executives that have the ability and experience to manage the business, utilizing, in the aggregate, the median of a comparison group as a target for each specific executive officer position. Base salary may vary from the median in certain cases based on the executive officer’s skills and experience. For details about the Company’s process for establishing the comparison group median for executive officer positions, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Determination of Compensation.” The objective is to reward executives with upside for superior performance through our annual and long-term incentive programs. The compensation committee considers base salary adjustments for each NEO on an annual basis.

The 2016 and 2017 base salaries of our NEOs are shown in the table below. The base salary amounts reflect those that were in effect on December 31 of the year presented.

NEO	2016 Base Salary	2017 Base Salary	% Change
James R. Meyer[1]	N/A	$ 500,000	N/A
Joseph E. McNeely[2]	$ 400,000	N/A	N/A
Matthew S. Kohnke	$ 270,000	$ 270,000	0%
Theodore W. Baun	$ 350,000	$ 350,000	0%
Georgia Vlamis[3]	$ 255,000	$ 267,750	5%

[1]	Mr. Meyer was appointed as President and Chief Executive Officer effective July 31, 2017.
[2]	Mr. McNeely left as President and Chief Executive Officer by mutual consent effective July 31, 2017.
[3]

Ms. Vlamis was promoted to Vice President, General Counsel, Corporate Secretary and Human Resources effective June 1, 2017 (from her former role as Vice President, General Counsel and Corporate Secretary). In connection with this promotion and her additional responsibilities, her base salary was adjusted to $267,750 effective June 5, 2017.

The amount of each NEO’s base salary is the reference point for certain other elements of the NEO’s compensation. For example, the potential annual cash incentive and LTIP award for each NEO is based, in part, on the NEO’s base salary. NEO cash severance benefits also are determined, in part, by base salary.

Annual Cash Incentive Awards

In 2017, the compensation committee re-approved the Company’s annual cash incentive program with no changes. The Company’s net income will continue to be the program’s financial metric, which comprises 80% of the total bonus award. Superior performance on the net income metric can result in a payment of up to 200% of target bonus on the net income metric portion of the total bonus. The individual performance metrics comprise 20% of the total bonus award. Superior performance on individual performance metrics can result in a payment of 125% of target bonus on the individual performance metric portion of the total bonus. However, participants are only eligible for a bonus if a certain net income level tied to our operating budget is achieved. As discussed below, because the 2017 threshold net income level was not achieved, none of our NEOs were eligible for a bonus under the Company’s annual cash incentive program in 2017.

Annual incentive plan performance measures and goals are linked to the Company’s business plan and individual roles and responsibilities. Performance goals are recalibrated each year based on that year’s budget, business plan, goals and other relevant considerations. The target cash incentive award for each NEO is set forth in the table below. Annual cash incentive awards for NEOs are based on the Company’s net income as reported on its consolidated statements of operations and individual performance metrics, as follows.

NEO	Target Award (% of Base Salary)	Net Income (% of Target Award)	Individual Performance (% of Target Award)
James R. Meyer	100%	80%	20%
Joseph E. McNeely[1]	100%	80%	20%
Matthew S. Kohnke	50%	80%	20%
Theodore W. Baun	50%	80%	20%
Georgia L. Vlamis	40%	80%	20%

[1]	Mr. McNeely left as President and Chief Executive Officer by mutual consent effective July 31, 2017.

Net Income Performance Metric. The 2017 threshold, target and maximum performance goals for net income are summarized in the following table along with the associated payout as a percentage of the participant’s target award. Payouts are interpolated for performance between threshold and target performance and target and maximum performance.

Metric		Threshold	Target	Maximum	Actual 2017
Net Income (Loss)	Performance	$9,000,000	$18,000,000	$25,200,000	$(22,562,000)
(80%)	Performance (% of Target)	80%	100%	140%	0%
	Payout (% of Target)	50%	100%	200%	0%
Individual	Performance	Partially met	Met	Exceeded	See below
(20%)	Payout (% of Target)	0%	100%	125%	See below

Individual Performance Metrics. Individual performance metrics and related performance goals represent specific personal objectives related to the NEO’s job responsibilities and ability to contribute to overall Company goals. In 2017, Mr. McNeely developed such metrics and related performance goals for himself and for each of the other then current NEOs and submitted them to the compensation committee for its consideration and approval. The compensation committee, with input from the compensation consultant, discussed, reviewed and approved the metrics and goals developed by Mr. McNeely for 2017. Upon the appointment of Mr. Meyer as CEO, he became eligible for a pro rata bonus for 2017. Specific targets are not identified below because the performance metrics had significant qualitative components and/or represented competitively sensitive information. The 2017 individual performance metrics for each NEO are summarized below.

	Mr. McNeely[1]	Mr. Kohnke	Mr. Baun	Ms. Vlamis
Strategic initiatives support	X	X	X	X
Policy and process enhancement and design	X	X		X
Footprint optimization	X	X
Commercial objectives			X
Third-party management		X		X

	Mr. McNeely[1]	Mr. Kohnke	Mr. Baun	Ms. Vlamis
Budgetary controls		X		X
Organization and leadership development	X			X
Succession planning	X			X
Sales team reorganization			X
Individual Performance Payout (% of Target)	N/A	N/A	N/A	N/A

[1]	Mr. McNeely left as President and Chief Executive Officer by mutual consent effective July 31, 2017.

The following table sets forth the target award and the components thereof for each of our NEOs. Because participants are only eligible for a bonus if a certain net income level tied to our operating budget is achieved, and this requirement was not met, none of our NEOs were eligible for a bonus under the Company’s annual cash incentive program in 2017, including any potential individual incentive component.

NEO	Target Award	Net Income Target Award	Individual Target Award	Net Income Incentive Earned	Individual Incentive Earned	Total Annual Incentive Earned	Total Annual Incentive Earned (% of Target)
James R. Meyer[1]	$211,256	$169,005	$42,251	$0	N/A	$0	0%
Joseph E. McNeely[2]	$233,333	$186,666	$46,667	$0	N/A	$0	0%
Matthew S. Kohnke	$135,000	$108,000	$27,000	$0	N/A	$0	0%
Theodore W. Baun	$175,000	$140,000	$35,000	$0	N/A	$0	0%
Georgia L. Vlamis	$104,762	$83,810	$20,952	$0	N/A	$0	0%

[1]	Mr. Meyer was appointed as President and Chief Executive Officer effective July 31, 2017.
[2]	Mr. McNeely left as President and Chief Executive Officer mutual consent effective July 31, 2017.

Long-Term Incentive Awards

In January 2017, the compensation committee approved awards of performance shares and time-vested restricted stock for our NEOs. The value of each award corresponded to the NEO’s annual bonus target and was comprised of performance shares and time-vested restricted stock, with each component having an equal grant date fair value. Performance shares will be earned and vest, if at all, on the third anniversary of the grant date based on the Company’s three-year cumulative EPS, provided that a minimum three-year average ROIC goal is also met or exceeded. Restricted stock awards will vest in whole on the third anniversary of the grant date. With respect to the performance shares, the compensation committee set the following three-year cumulative EPS levels: at the threshold three-year cumulative EPS performance level, 50% of the target number of shares will be earned; at the target three-year cumulative EPS performance level, 100% of the target number of shares will be earned; and at the maximum three-year cumulative EPS performance level, 200% of the target number of shares will be earned.

NEO	Performance Shares (50%)			Restricted Stock (50%)	Target Grant Date Fair Value
	Threshold	Target	Maximum
James R. Meyer[1]	See below	See below	See below	See below	See below
Joseph E. McNeely[2]	6,667	13,333	26,666	13,333	$401,856
Matthew S. Kohnke	2,233	4,466	8,932	4,533	$135,615
Theodore W. Baun	2,900	5,800	11,600	5,867	$175,832
Georgia L. Vlamis	1,700	3,400	6,800	3,400	$102,476

[1]	Mr. Meyer was appointed as President and Chief Executive Officer effective July 31, 2017.
[2]	Mr. McNeely left as President and Chief Executive Officer by mutual consent effective July 31, 2017.

The performance shares are designed to motivate executive leadership to increase EPS while maintaining a baseline level of ROIC. In addition, the awards increase the proportion of each NEO’s total compensation that is tied to performance, thereby further aligning the interests of the executive team with stockholder interests.

The Company maintains the LTIP, which was most recently approved by the Company’s stockholders at our 2013 annual meeting. Under the LTIP, the Company may grant to NEOs and other eligible employees cash incentive awards, stock options, share appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents and other share-based awards. The board of directors has adopted and is seeking stockholder approval at the upcoming annual meeting of stockholders of a new long-term incentive plan under which future awards will be made.

It is the policy of the compensation committee not to time the award of equity-based compensation to coincide with the release of favorable or unfavorable material non-public information about the Company.

CEO Sign-on Award. In connection with Mr. Meyer’s appointment as President and Chief Executive Officer, we granted Mr. Meyer 350,000 performance-based stock options. These performance-based stock options feature a vesting schedule whereby the stock options will vest if the average closing price per share of the Company’s stock over the previous 90 calendar days (the “Threshold Stock Price”) exceeds the closing price per share of the Company’s stock on July 31, 2017 (the “Reference Stock Price”) as follows: 34% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $5.00; another 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $10.00; and the remaining 33% of the stock options will vest if the Threshold Stock Price exceeds the Reference Stock Price by $15.00. The performance goals may be achieved during the options’ ten-year contractual term. The grant date fair value of these options was $2,477,300.

In granting this award, the compensation committee determined that a performance-based award aligned increases in Mr. Meyer’s compensation closely with increases in value to our stockholders over the long term and, when combined with the other elements of his compensation, would provide market-competitive performance-based total compensation opportunities to Mr. Meyer. Additionally, if Mr. Meyer continues to be employed by us subsequent to a Change of Control (as defined in the LTIP) or if we terminate his employment (for any reason) during the six months prior to a Change of Control, then all of the stock options will be treated as fully earned and vested.

Retirement and Pension Benefits

The Company provides contributions to participants in the 401(k) Plans of up to 4% of eligible compensation. These contributions and any earnings thereon generally are held and invested under the plans until paid to participants upon termination of their employment.

The Company maintains the Pension Plan, a tax-qualified defined benefit pension plan, for the benefit of its eligible salaried employees. The Pension Plan is a tax-qualified defined benefit pension plan. Mr. Baun is the only NEO who participates in the Pension Plan and his accrued benefits under the Pension Plan were frozen at December 31, 2009. Mr. Baun’s accumulated pension benefit is set forth in the section of this proxy statement entitled “Executive Compensation—Pension Benefits at December 31, 2017.”

The Company does not make available a non-qualified deferred compensation plan for its NEOs or other employees.

Post-Employment Benefits

Employment Agreements and Other Arrangements for NEOs. The termination and change in control benefits for Messrs. Meyer, Kohnke and Baun and Ms. Vlamis are set forth in the Company’s Executive Severance Plan, which was amended and restated in 2016, the LTIP (and the associated award agreements) and, with respect to Mr. Meyer, in his employment agreement. The amounts of the termination and change in control benefits for all the NEOs are described below in the “Executive Compensation – Potential Payments upon Termination or Change in

Control” section of this proxy statement. For 2017, we have set termination and change in control benefits at levels that we believe fall within the range of competitive market practices, as follows:

James R. Meyer. In connection with Mr. Meyer’s appointment as President and CEO, the Company and Mr. Meyer entered into a letter agreement effective July 31, 2017 (the “Meyer Agreement”). The Meyer Agreement does not provide for a specified term. It provides for an initial base salary of $500,000 per year; target and maximum annual bonus opportunities of 100% and 200% of his base salary, respectively, and a prorated bonus in respect of any partial year in accordance with the terms of the Meyer Agreement; and a minimum equity award equal to 100% of his base salary. Mr. Meyer is entitled to participate in all incentive compensation plans and to receive all benefits under any employee benefit plan made available to executive employees. In connection with Mr. Meyer being hired, he was granted 350,000 performance-based stock options featuring a vesting schedule as described in the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards.”

In addition, Mr. Meyer is a participant in the Company’s Executive Severance Plan, which sets forth his benefits upon a termination of employment or a change in control, as modified by the Meyer Agreement. Under the Meyer Agreement, upon a termination of Mr. Meyer’s employment for any reason, he will be entitled to (i) his accrued base salary and accrued and unused vacation through the date of termination, (ii) his prior and prorated then current fiscal year bonuses, to the extent earned and unpaid, and (iii) any accrued and vested benefits and unreimbursed expenses incurred and unpaid on the date of termination. In addition, upon an involuntary termination without Cause or resignation for Good Reason (each as defined in the Meyer Agreement), Mr. Meyer will be entitled to (1) continuation of base salary and certain health benefits for a period of (a) 24 months in the event that he resigns for Good Reason or is terminated without Cause within 24 months following a Change in Control (as defined in the Executive Severance Plan) or (b) 12 months following any other involuntary termination without Cause and (2)(a) in the event that he resigns for Good Reason or is terminated without Cause within 24 months following a Change in Control, an amount equal to two times the average of the annual bonuses paid to him for the last two full years payable in two equal installments on the first March 15 and the second March 15 following the year of termination or (b) in the case of any other involuntary termination without Cause, an amount equal to the average of the annual bonuses paid to him for the last two full years payable on the March 15 following the year of termination.

Mr. Meyer has agreed to keep confidential certain information and agreed to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following termination of employment.

The Meyer Agreement generally defines “Cause” as the executive’s: (i) willful and continued failure substantially to perform his material duties; (ii) commission of any activities constituting a material violation or material breach of any federal, state or foreign law; (iii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other act or omission that causes material damage to the Company’s property or business; (iv) admission or conviction of any crime that affects the Company’s reputation or the executive’s ability to carry out the obligations of his or her employment; (v) failure to reasonably cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding; or (vi) willful act or omission in violation or disregard of the Company’s policies that may cause significant loss, damage or injury to the property, reputation or employees of the Company.

The Meyer Agreement defines “Good Reason” as any of the following: (a) a Change in Control pursuant to which the buyer does not employ the executive on terms substantially comparable in the aggregate to the terms on which the he is currently employed; or (b) the Company (i) permanently and materially diminishes the executive’s authority, duties or responsibilities including, without limitation, title or reporting responsibilities (to and from the executive), (ii) materially reduces any component of the executive’s overall compensation, (iii) requires the executive to relocate to a location more than 50 miles away from the Company’s principal business office in the Chicago, Illinois metropolitan area or the Company’s facility located in the greater Cherokee, Alabama area or (iv) materially breaches the terms of the Company’s Executive Severance Plan.

Under the Company’s Executive Severance Plan, a “Change in Control” will occur if: (a) any person becomes the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (b) the Company’s stockholders approve a merger or consolidation of the Company with any other corporation and such stockholder approval results in the consummation of such merger or consolidation, other than a merger or consolidation that results in the Company’s stockholders continuing to own at least 60% of the combined voting power of the Company or other surviving entity or that is effected to implement a recapitalization of the Company in which no person acquires more than 50% of the Company; or (c) the Company’s stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets that results in the consummation of such liquidation, sale or disposition.

Under the terms of the LTIP, all of Mr. Meyer’s unvested equity awards would fully vest upon his death.

Matthew S. Kohnke. Mr. Kohnke was appointed Vice President, Finance, Chief Financial Officer and Treasurer effective February 29, 2016 pursuant to a letter agreement (the “Kohnke Agreement”). The Kohnke Agreement does not provide for a specified term. It provides for an initial base salary of $270,000 per year, a target bonus opportunity of 50% of his base salary and a sign-on award of 2,000 shares of restricted stock. Mr. Kohnke is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees.

Mr. Kohnke became a participant in the Company’s Executive Severance Plan effective August 24, 2017. Under this plan, upon involuntary termination of employment without Cause (as defined in the Company’s Executive Severance Plan) or resignation for Good Reason (as defined in the Company’s Executive Severance Plan), Mr. Kohnke would be entitled to the following benefits (i) 12 months’ continuation of base salary and certain health benefits following such termination of employment; and (ii) an amount equal to the average of the annual bonuses paid to him for the last two full years, payable on March 15 of the year following termination.

Under the terms of the LTIP and Mr. Kohnke’s restricted stock and performance share agreements, upon a Qualifying Termination (as defined in the LTIP), all unvested restricted stock would become fully vested and the performance shares would become vested at the target level. Under the terms of the LTIP, all of Mr. Kohnke’s unvested restricted stock and performance shares would fully vest upon his death. Notwithstanding the foregoing, if a third-party successor following a Change of Control does not assume or replace the obligations under the outstanding equity awards, then all outstanding awards will fully and immediately vest.

Mr. Kohnke has agreed to keep confidential certain information and to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following the termination of his employment.

The Company’s Executive Severance Plan generally defines “Cause” as the executive’s: (i) willful and continued failure substantially to perform his material duties; (ii) commission of any activities constituting a material violation or material breach of any federal, state or foreign law; (iii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other act or omission that causes material damage to the Company’s property or business; (iv) admission or conviction of any crime that affects the Company’s reputation or the executive’s ability to carry out the obligations of his or her employment; (v) failure to reasonably cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding; or (vi) act or omission in violation or disregard of the Company’s policies that may cause significant loss, damage or injury to the property, reputation or employees of the Company.

The Company’s Executive Severance Plan defines “Good Reason” as any of the following: (a) a Change in Control pursuant to which the buyer does not employ the executive on terms substantially comparable in the aggregate to the terms on which the he is currently employed; or (b) the Company (i) permanently and materially diminishes the executive’s authority, duties or responsibilities, (ii) materially reduces the executive’s overall compensation, (iii) requires the executive to relocate to a location more than 50 miles away from the Company’s principal business office in the Chicago, Illinois metropolitan area or (iv) materially breaches the terms of the Company’s Executive Severance Plan.

For purposes of the LTIP, a “Qualifying Termination” means the participant’s termination of employment due to death, disability, Good Reason or without Cause that occurs within 24 months of the consummation of a Change of Control.

Theodore W. Baun. Mr. Baun was appointed Chief Commercial Officer effective June 1, 2016 pursuant to a letter agreement dated May 25, 2016 (the “Baun Agreement”). The Baun Agreement does not provide for a specified term. The Baun Agreement provides for a base salary of $350,000, a target bonus opportunity of 50% of his base salary and the opportunity to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees.

Mr. Baun became a participant in the Company’s Executive Severance Plan effective September 1, 2009 and would be eligible for salary and benefits continuation and a lump sum bonus in amounts determined in a substantially similar manner as they would be for Mr. Kohnke as described above.

Mr. Baun’s outstanding unvested equity awards would be subject to accelerated vesting in a substantially similar manner as Mr. Kohnke’s outstanding equity awards that are described above.

As a participant in the Company’s Executive Severance Plan, Mr. Baun has agreed to keep confidential certain information and to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following the termination of his employment.

Georgia L. Vlamis. Ms. Vlamis was appointed Vice President, General Counsel and Corporate Secretary effective December 1, 2015 pursuant to a letter agreement, which was amended on June 1, 2017 (as so amended, the “Vlamis Agreement”). The Vlamis Agreement does not provide for a specified term. The Vlamis Agreement provides for a base salary of $267,750 and a target bonus opportunity of 40% of her base salary, which was increased to 50% of her base salary in 2017. Ms. Vlamis is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan made available to executive employees.

Ms. Vlamis became a participant in the Company’s Executive Severance Plan effective August 24, 2017 and would be eligible for salary and benefits continuation and a lump sum bonus in amounts determined in a substantially similar manner as they would be for Mr. Kohnke as described above.

Ms. Vlamis’s outstanding equity awards would be subject to accelerated vesting in a substantially similar manner as Mr. Kohnke’s outstanding equity awards that are described above.

Ms. Vlamis has agreed to keep confidential certain information and to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following the termination of her employment.

Joseph E. McNeely. Mr. McNeely left as President and Chief Executive Officer by mutual consent effective July 31, 2017. Pursuant to the Separation Agreement and General Release dated July 17, 2017 between Mr. McNeely and the Company, Mr. McNeely received: (a) a lump sum payment equal to the sum of (i) Mr. McNeely’s earned but unpaid base salary through the effective date of his departure, (ii) any accrued but unpaid vacation and (iii) any unreimbursed business expenses incurred by Mr. McNeely on the Company’s behalf prior to the effective date of his departure; (b) a lump sum payment equal to the sum of 12 months of Mr. McNeely’s base salary in the total amount of $400,000; (c) a lump sum payment equal to the average annual bonus paid to Mr. McNeely for the last full two years prior to the effective date of his departure in the total amount of $278,480; (d) a lump sum payment of $300,000; and (e) continuation of certain health benefits for Mr. McNeely and his family members for a period of 12 months. All of Mr. McNeely’s unvested equity awards were forfeited on July 31, 2017.

Stock Ownership Guidelines

The board of directors has requested that the Company’s NEOs, certain other senior management employees and non-executive directors meet minimum stock ownership requirements that are consistent with industry standards. Accordingly, each corporate officer and non-executive director is required to maintain Company stock holdings at least equal to the aggregate number of shares (including options or shares granted but not vested) that the Company has awarded to such corporate officer or non-executive director during the three-year period ending on any given date of determination. The officer or director may reduce the amount of stock holdings by the number of shares that the officer or director has applied directly to the payments of taxes on such awards.

In 2017, the stock ownership of each of our NEOs exceeded the Company’s minimum stock ownership requirements. Company stock holdings that count towards meeting ownership requirements include: (a) shares owned outright or in trust; and (b) stock options, restricted stock or restricted stock units, including options, shares or units that have been granted but are unvested. A covered individual promoted into a position with ownership requirements will have three years from date of promotion to meet the applicable ownership requirements. Non-employee directors also will have three years to satisfy the requirements. Each year, the compensation committee reviews each covered officer’s compliance with the ownership requirements, and the nominating and corporate governance committee reviews each non-employee director’s compliance with the ownership requirements.

Clawback Policy

In 2012, the compensation committee adopted a recoupment or “clawback” policy for annual cash incentive awards, long-term incentive awards (including stock options and restricted stock) and any other incentive awards paid to executive officers. The policy provides that in the event of a restatement of financial results, the Company will seek to recoup the incremental portion of awards paid to current or former executive officers during the three fiscal years immediately preceding the date of the restatement that are in excess of incentive compensation that would have been paid based on the restated financial results. The policy also provides that the compensation committee may in its discretion seek to recoup amounts of excess incentive compensation paid to any recipient of incentive compensation in the event of misconduct by such person, including fraud or other conduct that would lead to a “for cause” termination of employment.

Anti-Hedging and Anti-Pledging of Company Stock Policy

The Company’s Insider Trading Policy prohibits directors, NEOs and other officers who are subject to Section 16 of the Exchange Act (collectively, “Insiders”) from engaging in short sales of Company securities, or buying or selling put options, call options or other derivatives of Company securities.

The Insider Trading Policy prohibits Insiders from holding Company securities in a margin account or pledging Company securities as collateral for a loan, unless, in the case of a non-margin loan, an Insider can clearly demonstrate his or her financial ability to repay the loan without resorting to the pledged securities and secures the prior written approval of the Company’s General Counsel, which approval may be conditioned as deemed advisable by the General Counsel.

Tax Treatment and Accounting

Code Section 162(m) limits the deductibility for federal income tax purposes of certain compensation paid in any year by a publicly held corporation to covered employees to $1 million per covered employee (the “$1 million cap”). Prior to the enactment of the TCJA, the $1 million cap did not apply to performance-based compensation as defined under Code Section 162(m). The TCJA repealed the performance-based compensation exception, effective for taxable years beginning after December 31, 2017, such that compensation otherwise deductible with respect to our covered employees in excess of the $1 million cap may not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 or other limited exceptions. Although our compensation committee has endeavored to structure the awards of cash and equity incentives payable to our covered employees in a manner that is intended to be exempt from Code Section 162(m) (and therefore not subject to its deduction limits) under the performance-based compensation exception, uncertainties exist as to the effect of the TCJA on Code Section 162(m) and the regulations issued thereunder, including, but not limited to, the scope of the transition relief provided under the TCJA. Therefore, no assurance can be given that performance-based compensation intended to satisfy the requirements for exception from Code Section 162(m) will in fact satisfy such requirements. However, the compensation committee will continue to consider the tax impact of the cash and equity awards that it grants and maintains and may, subject to its discretion, provide for compensation to our NEOs that is not deductible under Code Section 162(m).

The compensation committee also considers the accounting treatment of the cash and equity awards that it grants and maintains.

Determination of Compensation

In general, the Company’s objective is to provide base compensation that will attract and retain executives with the ability and experience required to manage the business with the market median as a target (in the aggregate for the NEOs based on survey data), and annual and long-term incentive compensation at the market median (based on survey data), with upside for superior performance. In 2017, NEO total compensation generally was at or below the market median.

Consideration of Stockholder Advisory Vote on Executive Compensation

The Company’s stockholders were asked to vote, at the annual meeting of stockholders held on May 11, 2017, on a proposal to approve on an advisory basis the compensation of our 2016 NEOs. At our 2017 annual meeting of stockholders, the Company’s stockholders approved, on an advisory basis, the compensation of our NEOs with the affirmative vote of the holders of more than 89% of the shares voted.

Fiscal Year 2018 Compensation Decisions

After consideration of a number of factors and recommendations by our new CEO, our compensation committee (with the assistance of our compensation consultant) conducted a comprehensive analysis of our incentive compensation program. As a result of the compensation committee’s comprehensive analysis of our incentive compensation program, the compensation committee made several decisions relating to fiscal year 2018 compensation, as summarized below:

●	Base compensation. During 2018 and beyond, base salary adjustments for each NEO will be considered by the compensation committee on an annual basis.

●	2018 annual incentive compensation. The new financial performance goals for our 2018 annual cash incentive program are as follows (weighting in parentheses):

●	Market Share Goals (25%);

●	Cash Generation Goals (25%); and

●	Cost of Goods Sold Reduction Goals (50%).

Additionally, in order for any participant to be entitled to any payment, the Company must achieve an EBITDA target that is set by our compensation committee at the recommendation of management and approved by the board of directors. These performance goals were selected based on a review of our strategic business goals. Each NEO’s target award (as a percentage of base salary) is expected to remain the same, except that Ms. Vlamis’s target was raised to 50% from 40% to account for the additional responsibilities that she assumed over our human resources operations.

●	Long-term incentive compensation. For 2018, our compensation committee decided to grant the following types of equity awards to our named executive officers (weighting in parentheses):

●	Time-based restricted stock units (50%); and

●	Stock options (50%).

The compensation committee determined to begin granting stock options in order to align the compensation of our NEOs more closely with increases in stockholder value over the long term and to provide, when combined with the other elements of compensation, market-competitive performance-based total compensation opportunities to our NEOs.

●

One-time retention award. For 2018, our compensation committee determined to grant one-time retention awards of performance-based stock options to our NEOs (other than our CEO) in the following amounts:

NEO	Award Value	Number of Shares Underlying Options
Mr. Kohnke	$337,500	44,584
Mr. Baun	$437,500	57,794
Ms. Vlamis	$334,688	44,212

Compensation Risk Analysis

The compensation committee, pursuant to its charter and with the assistance of its independent compensation consultant, reviews our employee compensation programs as they relate to risk management and risk-taking incentives. In 2017, the Company conducted a comprehensive risk assessment of all of our compensation programs with assistance from our outside legal counsel. This assessment affirmed that the Company does not utilize compensation policies or practices that are reasonably likely to have a material adverse effect on the Company.

Our incentive compensation programs generally reward a mix of different performance measures, some of which are financial performance measures. We believe that this mix of performance criteria mitigates any incentive to seek to maximize short-term performance at the expense of long-term performance or to maximize performance under one measure to the detriment of performance under another measure.

Our senior management is subject to stock ownership guidelines, which we believe incentivize our senior management to consider the Company’s and our stockholders’ long-term interests. Additionally, these guidelines discourage excessive risk-taking that could negatively impact our stock price. Our incentive compensation programs are designed with payout curves that are relatively smooth and do not contain steep payout “cliffs” that might encourage short-term business decisions in order to meet a payout threshold.

In 2012, the compensation committee adopted a recoupment or “clawback” policy for annual cash incentive awards, long-term incentive awards (including stock options and restricted stock) and any other incentive awards paid to executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding 2017 compensation for each of the Company’s NEOs. Pursuant to SEC rules, information regarding each of 2016 and 2015 compensation is presented for each executive who was also an NEO in such year unless such NEO’s total compensation for such year did not exceed $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value[5] ($)	All Other Compensation[6] ($)	Total ($)
James R. Meyer President and Chief Executive Officer[7]	2017	211,256	—	—	2,477,300	—	—	8,450	2,697,006

Joseph E. McNeely Former President and Chief Executive Officer[8]	2017 2016 2015	233,333 400,000 400,000	— — —	401,856 400,010 399,990	— — —	— — 556,960	— — —	1,010,254 15,600 15,600	1,645,443 815,610 1,372,550

Matthew S. Kohnke Vice President, Finance, Chief Financial Officer and Treasurer	2017 2016	270,000 226,038	— —	135,615 30,050	— —	— —	— —	12,600 114,151	418,215 370,239

Theodore W. Baun Chief Commercial Officer	2017 2016 2015	350,000 333,334 294,261	— — —	175,822 180,006 168,590	— — —	— — 226,934	48,621 28,475 —	13,133 15,600 15,600	587,576 557,415 705,385

Georgia L. Vlamis Vice President, General Counsel, Corporate Secretary and Human Resources	2017 2016	261,906 250,416	— —	102,476 100,012	— —	— —	— —	5,100 12,083	369,482 362,511

[1]	Amounts disclosed in the Salary column represent base salary earned by the NEO during the respective year and include amounts deferred at the officer’s election.
[2]

Amounts disclosed in the Stock Awards column relate to grants of restricted stock and performance shares made under the LTIP. With respect to each restricted stock and performance share grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with ASC Topic 718. Grant date fair value of each restricted stock award was determined by multiplying the number of restricted shares granted by the average of the high and low stock trading prices for the Company’s common stock as reported by the NASDAQ Global Market on the grant date. The grant date fair value of each performance share award was calculated based on the probable outcome of the performance conditions on the grant date. For this purpose, the probable outcome was assumed to be at the target level. Subsequent to the grant date, the Company determined that the probable outcome of the performance conditions was below the threshold level and the performance share awards were no longer expected to vest. Therefore, we no longer recognize any aggregate compensation cost over the service period. The fair value of the performance share awards on the grant date was as follows:

Name	At Target ($)	At Maximum ($)
Mr. Meyer	—	—
Mr. McNeely	200,928	401,856
Mr. Kohnke	67,303	134,606
Mr. Baun	87,406	174,812
Ms. Vlamis	51,238	102,476

Mr. McNeely left as President and Chief Executive Officer by mutual consent effective July 31, 2017 and, therefore, he forfeited the restricted stock and performance share awards granted during 2017.

[3]

Amounts disclosed in the Option Awards column relate to grants of stock options made under the LTIP. With respect to each stock option grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with ASC Topic 718. Grant date fair value was determined using a generally accepted option valuation methodology referred to as a Monte Carlo simulation. The assumptions used in calculating the grant date fair value of each stock option award are disclosed in the notes to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

[4]

Amounts disclosed in the Non-Equity Incentive Plan Compensation column represent amounts earned under the Company’s annual cash incentive program. None of the Company’s NEOs earned a cash incentive payment for 2017.

[5]

Amounts disclosed in the Change in Pension Value column represent the actuarial increase in the present value of the NEO’s benefits under the Pension Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Messrs. Meyer, McNeely and Kohnke and Ms. Vlamis are not participants in the Pension Plan. The Pension Plan is described in greater detail in the section of this proxy statement entitled “Executive Compensation—Pension Benefits at December 31, 2017.” The Company does not maintain a non-qualified deferred compensation plan or a supplemental pension plan.

[6]	See the following table for details regarding amounts disclosed in the All Other Compensation column for 2017.

All Other Compensation for 2017

Name	401(k) Company Matching Contribution[a] ($)	Accrued Vacation Payment[b] ($)	Severance	Total All Other Compensation ($)
Mr. Meyer	8,450	—	—	8,450
Mr. McNeely	12,431	10,769	987,054[c]	1,010,254
Mr. Kohnke	12,600	—	—	12,600
Mr. Baun	13,133	—	—	13,133
Ms. Vlamis	5,100	—	—	5,100

a.	Represents amount contributed by the Company on behalf of the NEOs to the 401(k) plan for employees at the Company’s Johnstown, Pennsylvania and Chicago, Illinois locations.
b.	Represents accrued but unpaid vacation paid upon termination of employment.
c.

Represents severance, guaranteed bonus amounts and continued healthcare benefits owed or paid to Mr. McNeely in connection with the termination of his employment, none of which remained to be paid as of December 31, 2017. For a narrative discussion of the payments made to Mr. McNeely in connection with his departure from the Company, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.”

[7]	Mr. Meyer was appointed as President and Chief Executive Officer effective July 31, 2017.
[8]	Mr. McNeely left as President and Chief Executive Officer by mutual consent effective July 31, 2017.

Supplemental Narrative to Summary Compensation Table

A substantial portion of the total compensation reported in the Summary Compensation Table above is paid to the NEOs pursuant to the terms of their employment agreements or other compensation plans maintained by the

Company. See the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation.”

Grants of Plan-Based Awards for the Year Ended December 31, 2017

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards[1]						Estimated Future Payouts Under Equity Incentive Plan Awards[2]					All Other Stock Awards: Number of Shares or Units of Stock[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Grant Date Fair Value of Stock Awards[5] ($)
		Threshold ($)		Target ($)		Maximum ($)		Threshold (#)		Target (#)		Maximum (#)
James R. Meyer	7/31/17 7/31/17	105,628 —		211,256 —		390,824 —		— —		— —		— —	— —	— 350,000	— 2,477,300
Joseph E. McNeely	1/1/17 1/12/17	116,667 —	[6]	233,333 —	[6]	431,666 —	[6]	— 6,667	[6]	— 13,333	[6]	— 26,666[6]	— 13,333[6]	— —	— 401,856[6]
Matthew S. Kohnke	1/1/17 1/12/17	67,500 —		135,000 —		249,750 —		— 2,233		— 4,466		— 8,932	— 4,533	— —	— 135,615
Theodore W. Baun	1/1/17 1/12/17	87,500 —		175,000 —		323,750 —		— 2,900		— 5,800		— 11,600	— 5,867	— —	— 175,822
Georgia L. Vlamis	1/1/17 1/12/17	52,381 —		104,762 —		193,810 —		— 1,700		— 3,400		— 6,800	— 3,400	— —	— 102,476

[1]	No NEO earned a payout under the Company’s annual cash incentive program for 2017.
[2]	Represents performance share awards made under the LTIP.
[3]	Represents restricted stock awards made under the LTIP.
[4]	Represents performance-based stock option awards made under the LTIP with an exercise price of $16.44 per share.
[5]

Represents grant-date “fair value” of restricted stock, performance share awards and stock options computed in accordance with ASC Topic 718. Assumptions underlying the valuations are set forth in footnotes 2 and 3 to the Summary Compensation Table above.

[6]

Mr. McNeely left as President and Chief Executive Officer by mutual consent effective July 31, 2017 and, therefore, he forfeited all of the non-equity incentive, restricted stock and performance share awards that were granted to him during 2017.

Supplemental Narrative to Grants of Plan-Based Awards Table

Stock Awards are made by the compensation committee under the LTIP. See the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards.”

Outstanding Equity Awards at 2017 Fiscal Year End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised and Unearned Options[1] (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)[4]
James R. Meyer	—	—	350,000	[5]	16.44	7/31/2027	—		—	—	—
Joseph E. McNeely[6]	—	—	—		—	—	—		—	—	—
Matthew S. Kohnke	— —	— —	— —		— —	— —	1,334 4,533	[7] [8]	22,785 77,424	— 2,233	— 38,140
Theodore W. Baun	— — — 1,650 1,000 7,250 10,600 16,400 8,300 14,575	— — — — — — — — — —	— — — — — — — — — —		— — — 30.47 17.84 20.69 29.88 23.40 24.56 25.55	— — — 1/13/2018 5/12/2019 2/23/2020 1/13/2021 1/12/2022 1/18/2023 1/15/2024	3,527 5,108 5,867 — — — — — — —	[9] [10] [8]	60,241 87,245 100,208 — — — — — — —	— 2,554 2,900 — — — — — — —	— 43,622 49,532 — — — — — — —
Georgia L. Vlamis	— — —	— — —	— — —		— — —	— — —	468 2,838 3,400	[11] [10] [8]	7,993 48,473 58,072	— 1,419 1,700	— 24,237 29,036

[1]	Represents unearned non-qualified performance-based stock options.
[2]	Market value of unvested shares of restricted stock based on closing price of the Company’s common stock on the NASDAQ Global Market of $17.08 per share on December 29, 2017.
[3]

Represents unearned performance shares at the threshold amount. For a discussion of the vesting conditions with respect to these unearned performance shares, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards.”

[4]	Market value of unearned performance shares based on the closing price of the Company’s common stock on the NASDAQ Global Market of $17.08 on December 29, 2017.
[5]

For a discussion of the vesting conditions with respect to this grant of performance-based stock options to Mr. Meyer, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards.”

[6]	Mr. McNeely left as President and Chief Executive Officer by mutual consent effective July 31, 2017 and, therefore, he forfeited the unvested equity awards outstanding at the date of his resignation.
[7]	Restricted stock award vesting in two equal annual installments beginning on March 1, 2018.
[8]	Restricted stock award vesting on January 12, 2020.
[9]	Restricted stock award vesting on January 14, 2018.
[10]	Restricted stock award vesting on January 13, 2019.
[11]	Restricted stock award vesting on December 1, 2018.

Option Exercises and Stock Vested for the Year Ended December 31, 2017

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
James R. Meyer	—	—
Joseph E. McNeely	—	—
Matthew S. Kohnke	666	9,297
Theodore W. Baun	—	—
Georgia L. Vlamis	466	7,666

Pension Benefits at December 31, 2017

Name	Plan Name[1]	Number of Years Credited Service[2] (#)	Present Value of Accumulated Benefits[3] ($)	Payments During Last Fiscal Year ($)
James R. Meyer[4]	—	—	—	—
Joseph E. McNeely[4]	—	—	—	—
Matthew S. Kohnke[4]	—	—	—	—
Theodore W. Baun [5]	The FreightCar America, Inc. Pension Plan	13.34	360,454	—
Georgia L. Vlamis[4]	—	—	—	—

[1]	The Company does not maintain a non-qualified or supplemental pension plan that provides benefits in excess of the limitations set forth in Code Sections 415 and 401(a)(17).
[2]

Years of credited service as of the same pension plan measurement date used for financial statement reporting purposes with respect to the fiscal year’s audited financial statements. The number of years shown is the actual service for Mr. Baun through December 31, 2009 when the benefits under the Pension Plan were frozen. The Company does not give credit for additional years of service to executives for any reason.

[3]

The actuarial present value calculated as of the same pension plan measurement date used for financial statement reporting purposes with respect to the fiscal year’s audited financial statements, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

[4]	Messrs. Meyer and Kohnke and Ms. Vlamis are not eligible, and Mr. McNeely was not eligible, to participate in the Pension Plan because they were hired after 2004.
[5]	Mr. Baun is fully vested in his accrued benefits under the Pension Plan. Mr. Baun’s benefits under the Pension Plan were frozen at December 31, 2009.

Supplemental Narrative to Pension Benefits Table

For a narrative description of the Pension Benefits Table, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Retirement and Pension Benefits.”

Potential Payments upon Termination or Change in Control

This section describes and quantifies potential payments that may be made to each NEO at, following, or in connection with the resignation, severance, retirement or other termination of the NEO or a change in control of the Company. These benefits are in addition to benefits generally available to salaried employees. For a narrative description of the Potential Payments and Benefits upon Termination or Change in Control tables, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.”

The potential payments described below are estimates only. As such, the potential payments do not necessarily reflect the actual amounts that would be paid to each NEO, which would be known only at the time the NEO becomes eligible for payment due to a termination of employment or change in control. The Company does not provide any of its executives with change in control excise tax gross-ups. The following tables reflect potential amounts that could be payable to the applicable NEO if a change in control or the indicated termination of employment occurred at December 31, 2017.

Summarized below are the potential payments and benefits payable by the Company to each of our NEOs at, following or in connection with the indicated termination of employment or change in control as of December 31, 2017.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL – MR. MEYER
Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination	Change in Control – Termination without Cause or for Good Reason	Termination for Good Reason	Termination without Cause	Death	Disability
Compensation:
Base Salary	—	$1,000,000	$1,000,000	$500,000	—	—
Incentive Compensation	—	—	—	—	—	—
Restricted Stock, Performance Shares and Stock Options: Unvested and Accelerated	—	224,000[1]	—	—	$224,000	—
Benefits and Perquisites:
Continuing Benefits	—	—	—	—	—	—
Total:	—	$1,224,000	$1,000,000	$500,000	$224,000	—

[1]

Additionally, all equity awards would vest in this manner if the executive’s employment terminated due to death or disability if such event occurred within 24 months of the consummation of a Change of Control.

For a narrative discussion of the potential payments owed to Mr. Meyer in connection with a termination or change in control, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.” The value of the stock options is based on the aggregate spread between the exercise price of the options and the closing price of the Company’s common stock on December 29, 2017 ($17.08 per share).

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION

OR CHANGE IN CONTROL – MR. KOHNKE

Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination	Change in Control – Termination without Cause	Change in Control – Termination for Good Reason	Termination without Cause or for Good Reason	Death	Disability
Compensation:
Base Salary	—	$270,000	$270,000	$270,000	—	—
Incentive Compensation	—	—	—	—	—	—
Restricted Stock and Performance Shares: Unvested and Accelerated	—	176,488[1]	176,488[1]	—	$176,488	—
Benefits and Perquisites:
Continuing Benefits	—	14,221	14,221	14,221	—	—
Total:	—	$460,709	$460,709	$284,221	$176,488	—

[1]

Additionally, all equity awards would vest in this manner if the executive’s employment terminated due to death or disability if such event occurred within 24 months of the consummation of a Change of Control.

For a narrative discussion of the potential payments owed to Mr. Kohnke in connection with a termination or change in control, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.” The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 29, 2017 ($17.08 per share).

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION

OR CHANGE IN CONTROL – MR. BAUN

Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination	Change in Control – Termination without Cause	Change in Control – Termination for Good Reason	Termination without Cause or for Good Reason	Death	Disability
Compensation:
Base Salary	—	$350,000	$350,000	$350,000	—	—
Incentive Compensation	—	113,467	113,467	113,467	—	—
Restricted Stock, Performance Shares and Stock Options: Unvested and Accelerated	—	434,003[1]	434,003[1]	—	$434,003	—
Benefits and Perquisites:
Continuing Benefits	—	14,221	14,221	14,221	—	—
Total:	—	$911,691	$911,691	$477,688	$434,003	—

[1]

Additionally, all equity awards would vest in this manner if the executive’s employment terminated due to death or disability if such event occurred within 24 months of the consummation of a Change of Control.

For a narrative discussion of the potential payments owed to Mr. Baun in connection with a termination or change in control, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.” The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 29, 2017 (($17.08 per share) and the value of stock options is based on the aggregate spread between the exercise price of the options and such closing price.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION

OR CHANGE IN CONTROL – MS. VLAMIS

Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination	Change in Control – Termination without Cause	Change in Control – Termination for Good Reason	Termination without Cause or for Good Reason	Death	Disability
Compensation:
Base Salary	—	$267,750	$267,750	$267,750	—	—
Incentive Compensation	—	—	—	—	—	—
Restricted Stock and Performance Shares: Unvested and Accelerated	—	221,084[1]	221,084[1]	—	$221,084	—
Benefits and Perquisites:
Continuing Benefits	—	14,221	14,221	14,221	—	—
Total:	—	$503,055	$503,055	$281,971	$221,084	—

[1]

Additionally, all equity awards would vest in this manner if the executive’s employment terminated due to death or disability if such event occurred within 24 months of the consummation of a Change of Control.

For a narrative discussion of the potential payments owed to Ms. Vlamis in connection with a termination or change in control, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.” The value of restricted stock and performance shares is based on the closing price of the Company’s common stock on December 29, 2017 ($17.08 per share).

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION

OR CHANGE IN CONTROL – MR. MCNEELY

For a narrative discussion of the payments made to Mr. McNeely in connection with his departure from the Company, see the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs.”

For a quantitative discussion of the amounts owed to Mr. McNeely related to his departure, see subfootnote e to the “All Other Compensation for 2017” table, which is presented in footnote 6 in the section of this proxy statement entitled “Executive Compensation—Summary Compensation Table.”

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors (the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussions, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement, portions of which, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2017.

Respectfully submitted by the Committee,	Andrew B. Schmitt, Chairman

Malcolm F. Moore
James D. Cirar
Thomas A. Madden

CHIEF EXECUTIVE OFFICER PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of James R. Meyer, our current President and CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2017, our last completed fiscal year:

●	The annual total compensation of our median employee was $39,613; and

●	The annualized total compensation of our CEO, derived from the amounts reported in the above Summary Compensation Table, was $2,997,580.

Based on this information, for 2017, the estimated ratio of the annualized total compensation of our CEO to the total compensation of our median employee was approximately 76 to 1. Because our compensation committee has determined that this estimated ratio does not link pay with performance, our compensation committee does not consider this ratio when evaluating compensation arrangements. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, we do not believe that the estimated ratio reported above should be used as a basis for comparison between companies.

To identify our median employee, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.

We determined that, as of December 31, 2017, our employee population consisted of approximately 1,094 individuals. This population consisted of our full-time and part-time employees. We did not have any temporary employees. All of these employees were based in the United States except for three who were located in the People’s Republic of China. In accordance with SEC rules, we excluded the three Chinese employees from our CEO pay ratio calculation and, as a result, 1,091 U.S. employees and zero non-U.S. employees were included in the CEO pay ratio calculation.

2.

To identify the “median employee” from our employee population, we compared the amount of salary, wages and tips of our employees included in the calculation as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2017.

3.	We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

4.

We combined all of the elements of our median employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $39,613.

5.

With respect to the annualized total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of the Summary Compensation Table included in this proxy statement) and, since he was not employed by us for the full year 2017, we annualized his salary and 401(k) matching contribution to reflect a full year of employment.

DIRECTOR COMPENSATION

Set forth below are summaries of the compensation paid to each of our directors in 2017, in both cash and equity awards.

2017 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Total ($)
James D. Cirar	54,000	55,000	109,000
William D. Gehl	123,000	55,000	178,000
Thomas A. Madden	54,000	55,000	109,000
Malcolm F. Moore	61,000	55,000	116,000
Andrew B. Schmitt	61,000	55,000	116,000
S. Carl Soderstrom, Jr.	68,000	55,000	123,000

[1]	Includes the following annual retainer fees, committee chairmanship fees and board of directors and committee meeting attendance fees:

	Mr. Cirar	Mr. Gehl	Mr. Madden	Mr. Moore	Mr. Schmitt	Mr. Soderstrom
Retainer	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000
Chairmanship	—	70,000	—	10,000	10,000	15,000
Attendance	14,000	13,000	14,000	11,000	11,000	13,000
Total	$54,000	$123,000	$54,000	$61,000	$61,000	$68,000

[2]

Represents the grant date fair value of restricted shares granted by the Company during 2017 computed in accordance with ASC Topic 718. Grant date fair value was determined by multiplying the number of restricted shares granted by the average of the high and low stock trading prices for the Company’s common stock as reported by the NASDAQ Global Market on the grant date.

The number of shares awarded to directors during 2017 and the aggregate unvested stock awards as of December 31, 2017 are as follows:

Director	Awards During 2017	Aggregate Unvested Stock Awards
James D. Cirar	3,170	3,170
William D. Gehl	3,170	3,170
Thomas A. Madden	3,170	3,170
Malcolm F. Moore	3,170	3,170
Andrew B. Schmitt	3,170	3,170
S. Carl Soderstrom, Jr.	3,170	3,170

General Description of Director Compensation

We reimburse directors for expenses incurred in connection with attendance at board or committee meetings. Our board of directors, at the recommendation of the compensation committee based on the study and suggestions of Hay Group, approved the Company’s non-executive director compensation policy (the “Director Compensation Policy”), which became effective January 1, 2015. Under the Director Compensation Policy, the annual cash retainer payable to non-executive members of the board of directors (inclusive of meeting fees for up to seven meetings annually) is $40,000. For each board meeting in excess of seven per year, non-executive members of the board of directors shall receive a meeting fee of $1,000 per board meeting.

In addition, the chairman and members of each board committee will receive additional compensation as follows:

	Chair Retainer (annual)	Meeting Fees (per meeting)
Audit	$15,000	$1,000
Compensation	$10,000	$1,000
Nominating and Corporate Governance	$10,000	$1,000

The chairman of the board of directors will also receive an incremental cash retainer of $70,000 per year. The cash retainers and meeting fees will be payable on a quarterly basis, in arrears, on the first day of each quarter.

In addition, each non-executive members of the board of directors is entitled to an annual equity award with a value of $55,000, with the shares to vest fully on the earlier of (a) the first anniversary of the date of grant or (b) the next annual meeting of the Company’s stockholders following the date of grant. The Company does not provide any incentive-based non-equity compensation to directors and does not maintain a defined benefit or actuarial pension plan or a deferred compensation plan for directors.

Stock Ownership Requirements

The board of directors expects that each non-executive director will maintain Company stock holdings at least equal to the aggregate number of shares (including options or shares granted but not vested) that the Company has awarded to the non-executive director during the three-year period ending on any given date of determination. The director may reduce the amount of stock holdings by the number of shares the director has applied directly to the payments of taxes on such awards. Company stock holdings that count towards meeting ownership requirements include: (a) shares owned outright or in trust; and (b) stock options, restricted stock or restricted stock units, including options or shares granted but not vested. If a director consistently fails to comply with the stock ownership requirements, the compensation committee will take such actions as it deems appropriate, including, but not limited to allocating an additional amount of the director’s annual compensation to the purchase of stock in accordance with the program or reducing future equity compensation awards.

Registration Rights Agreement

We entered into a registration rights agreement, dated as of April 11, 2005, with substantially all of our stockholders as of immediately prior to the completion of our initial public offering. The stockholders that are party to the registration rights agreement had the right to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended, at any time. The selling stockholders in our secondary offering exercised their demand registration rights to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended. We and certain of our stockholders remain party to the registration rights agreement.

EQUITY COMPENSATION PLAN INFORMATION

This table contains information as of December 31, 2017 about the Company’s equity compensation plans, all of which have been approved by the Company’s stockholders.

	Number of common shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in the first column)
Equity compensation plans approved by stockholders	637,727[1]	$19.34[2]	689,002[3]
Equity compensation plans not approved by stockholders	—	n/a	—
Total	637,727	$19.34	689,002

[1]	Includes an aggregate of 99,864 restricted shares that were not vested as of December 31, 2017 and 12,243 performance shares that were not vested or earned as of December 31, 2017.
[2]	Weighted-average exercise price of outstanding options excludes restricted shares and performance shares.
[3]

Represents shares of common stock authorized for issuance under the LTIP in connection with awards of stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Registered Public Accounting Firm

The audit committee has adopted a pre-approval policy pursuant to which it must pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services. Under the policy, the audit committee may delegate the authority to pre-approve any audit or non-audit services to be provided by our independent registered public accounting firm to one or more of its members. The pre-approval of services by a member of the audit committee pursuant to this delegated authority, if any, must be reported at the next meeting of the audit committee.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm. Unless the audit committee determines otherwise, the term for any service pre-approved by the audit committee is twelve months from the date of pre-approval. Any pre-approval must set forth in detail the particular service or type of services to be provided and is generally subject to a specific cost limit. Any services that exceed these cost limits require specific approval by the audit committee. The audit committee may periodically review and, as necessary, revise the list of pre-approved services based on subsequent determinations. During fiscal years 2017 and 2016, there were no audit-related services provided to us by Deloitte & Touche LLP.

The following table presents fees for audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte entities”) for the audit of our annual financial statements for the fiscal years ended December 31, 2017 and 2016, and fees billed for other services rendered by the Deloitte entities during those periods.

Fees	Fiscal Year Ended December 31, 2017	Fiscal Year Ended December 31, 2016
Audit Fees[1]	$821,576	$901,120
Audit-Related Fees[2]	—	—
Tax Fees[3]	—	—
Total	$821,576	$901,120

[1]

Audit Fees include fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports and other related services that are normally provided in connection with statutory and regulatory filings.

[2]

Audit-Related Fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our annual consolidated financial statements and not reported under “Audit Fees.”

[3]	Tax Fees include fees billed or expected to be billed for services performed related to tax compliance, tax advice and tax planning.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

The audit committee is currently comprised of Messrs. Cirar, Gehl, Madden and Soderstrom. Our board of directors has determined that each member of the audit committee meets the independence requirements under the listing standards of the NASDAQ Global Market, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission. The committee operates under a written charter that was adopted by our board of directors.

The committee oversees our accounting and financial reporting process on behalf of our board of directors. Management has the primary responsibility for the preparation of our financial statements and the disclosure and financial reporting process, including establishing a system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management and Deloitte & Touche LLP, our independent registered public accounting firm, the audited financial statements as of and for the year ended December 31, 2017 and the reports of Deloitte & Touche LLP issued in connection therewith. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles.

The committee has discussed and reviewed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301 (Communications with Audit Committees), which includes, among other things, matters related to the conduct of the audit of our financial statements. The committee has also received from Deloitte & Touche LLP the written disclosures describing the relationships between Deloitte & Touche LLP and us that might bear on the independence of Deloitte & Touche LLP consistent with and required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

In reliance on the reviews and discussions referred to above, the committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission. The committee and our board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.

Respectfully submitted by the audit committee,

S. Carl Soderstrom, Jr., Chairman

James D. Cirar

William D. Gehl

Thomas A. Madden

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under its charter, our audit committee is responsible for the review and approval of “related-person transactions” involving the Company or its subsidiaries and related persons. As defined under the SEC’s rules, a

“related person” is a director, executive officer, nominee for director or 5% stockholder of the Company, and their immediate family members. Any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest must be reported in our filings with the SEC pursuant to its rules. The audit committee charter does not specify the standards to be applied by the committee in reviewing related-person transactions. However, we expect that the committee will consider all relevant facts and circumstances, including, if applicable, but not limited to: the benefits to the Company; the impact on a director’s independence in the event that the related person is a director, an immediate family member of a director or an entity in which a director is a partner, security holder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available for similar transactions with unrelated third parties.

We identify transactions for review through our Code of Business Conduct and Ethics and our annual directors’ and officers’ questionnaires, which require employees, executive officers and directors to disclose transactions or relationships that may constitute conflicts of interest.

There were no related-person transactions during 2017.

2019 ANNUAL MEETING OF STOCKHOLDERS

We expect that our 2019 annual meeting of stockholders will be held within 30 days of May 10, 2019, which will be the first anniversary of the upcoming annual meeting. Subject to certain exceptions set forth in our by-laws, proposals of stockholders intended for inclusion in the proxy statement for our 2019 annual meeting of stockholders must be received by our Secretary at our principal executive offices (currently at Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606) by November 30, 2018. If a stockholder intends to present a proposal at the 2019 annual meeting of stockholders, but not to have such proposal included in our proxy statement relating to that meeting, such proposal must be received by our Secretary not earlier than January 10, 2019 and not later than February 9, 2019. Such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single Notice or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the Notice or proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island 02940.

By Order of the Board of Directors
FreightCar America, Inc.

/s/ Georgia L. Vlamis

GEORGIA L. VLAMIS
Vice President, General Counsel, Corporate Secretary and Human Resources

APPENDIX I

FREIGHTCAR AMERICA, INC. 2018 LONG TERM INCENTIVE PLAN

FREIGHTCAR AMERICA, INC.

2018 LONG TERM INCENTIVE PLAN

(Effective May 10, 2018)

1.	Purposes.

The purposes of the 2018 Long Term Incentive Plan are to advance the interests of FreightCar America, Inc. and its stockholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its Subsidiaries and Affiliates, to provide for competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, the word “control” (by itself and as used in the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(b)    “Annual Cash Incentive Award” means an annual cash incentive award granted under Section 5(g).

(c)    “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Annual Cash Incentive Award, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

(d)    “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(e)    “Beneficiary” means, in the event of the Participant’s death, the Participant’s surviving spouse or, if none, the Participant’s estate (such spouse or estate shall be deemed to be the beneficiary for purposes of the Plan). A copy of the death notice or other sufficient documentation must be filed with and approved by the Committee.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Cause” has the meaning set forth in the Participant’s employment agreement with the Company. If the Participant is not a party to an employment agreement with the Company or such employment agreement does not define “Cause,” then “Cause” means the occurrence of any one or more of the following:

(i)    The Participant’s willful and continued failure substantially to perform the Participant’s material duties with the Company (other than due to Disability), or the

Participant’s commission of any activities constituting a material violation or material breach of any Federal, state or foreign law, statute, regulation, or the like applicable to the activities of the Company, in each case, after notice thereof from the Board to the Participant and (where possible) a reasonable opportunity for the Participant to cease and cure such failure, breach or violation in all respects;

(ii)     Fraud, breach of fiduciary duty, dishonesty, misappropriation or other act or omission by the Participant that causes material damage to the Company’s property or business;

(iii)    The Participant’s admission or conviction of, or plea of nolo contendere to, any crime that, in the reasonable judgment of the Board, adversely affects the Company’s reputation or the Participant’s ability to carry out the obligations of the Participant’s employment;

(iv)    The Participant’s failure to reasonably cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding, after notice thereof from the Board to the Participant and a reasonable opportunity for the Participant to cure such non-cooperation; or

(v)     Any act or omission by the Participant in violation or disregard of the Company’s policies, including but not limited to the harassment and discrimination policies and standards of conduct of the Company then in effect, in such a manner as to cause significant loss, damage or injury to the property, reputation or employees of the Company.

In addition, the Participant’s employment shall be deemed to have terminated for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of the Plan, no act or failure to act on the Participant’s part shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that such action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company.

(h)      “Change of Control” means and shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i)      Change in Ownership. A change in the ownership of the Company is deemed to occur on the date that any one Person, or more than one Person acting as a group (as described below), consummates the acquisition of ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any one Person or more than one Person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the corporation. An increase in the percentage of stock owned by any one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section. This Section applies only when there is a transfer or issuance of stock of the Company and the stock remains outstanding after the transaction.

(ii)     Change in Effective Control. Change in the effective control of the Company occurs on the date that either (A) any one Person, or more than one Person acting as a group (as described below), consummates the acquisition of (or has acquired during the 12-month period ending on the date of the most recently consummated acquisition by such Person or Persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or (B) during any period, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of members of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination by the Board for election by the Company’s stockholders, was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding the purpose of determining a “majority of the members of the Board,” any member whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (including without limitation any settlement thereof). If any one Person, or more than one Person acting as a group, is considered to control effectively the Company, the acquisition of additional control of the Company by the same Person or Persons is not considered to cause a change in the effective control of the Company.

(iii)    Sale of a Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person or Persons acting as a group consummates the acquisition of (or have acquired during the 12-month period ending on the date of the most recently consummated acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets to an entity that is controlled by the stockholders of the Company immediately after the transfer, or a transfer of assets by the Company to any of the following, are not considered to be a change in the ownership of a substantial portion of the Company’s assets for purposes of this paragraph: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (C). For purposes of this paragraph (iii) and except as otherwise provided, a Person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the Company after the transaction is not treated as a change in the ownership of the assets of the Company.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person, including an entity, owns stock in the Company and another corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with the Company, such stockholder is considered to be acting as a group with other stockholders of the other corporation only with respect to their ownership interest in that corporation prior to the transaction.

(i)       “Code” means the Internal Revenue Code of 1986, as amended.

(j)       “Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more Directors of the Company, each of whom is a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director,” to the extent necessary to satisfy the qualified performance-based compensation exception of Code Section 162(m); provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(k)       “Company” means FreightCar America, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

(l)       “Consultant” means a natural person who is not an Employee or Director of the Company, a Subsidiary, or an Affiliate, but who is providing services to the Company or an Affiliate as an independent contractor.

(m)       “Director” means a member of the Board who is not an Employee of the Company, a Subsidiary, or an Affiliate.

(n)       “Disability” has the meaning set forth in the Participant’s employment agreement with the Company. If the Participant is not a party to an employment agreement with the Company or such employment agreement does not define “Disability,” then “Disability” means, in the written opinion of a qualified physician selected by the Company, the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (i)

unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under the Company’s disability plan.

(o)       “Dividend Equivalent” means a right, granted under Section 5(e) or (h), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis, subject to the provisions of Code Section 409A. No dividends or Dividend Equivalents shall be paid in connection with Options or SARs.

(p)       “Effective Date” means May 10, 2018.

(q)       “Eligible Person” means (1) an Employee or Consultant of the Company, a Subsidiary or an Affiliate, including any Director who is an Employee, or (2) a Director. Notwithstanding any provisions of the Plan to the contrary, an Award may be granted to an Employee, Consultant or Director, in connection with his or her hiring or retention prior to the date the Employee, Consultant or Director first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the Employee, Consultant or Director first performs such services.

(r)       “Employee” means any person treated as a common law employee (including a Director who is also treated as an employee) in the records of the Company, a Subsidiary, or an Affiliate. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(s)       “Exchange Act” means the Securities Exchange Act of 1934.

(t)       “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee in accordance with the requirements of Code Section 409A. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the relevant date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(u)       “Good Reason” has the meaning set forth in the Participant’s employment agreement with the Company. If the Participant is not a party to an employment agreement with the Company or such employment agreement does not define “Good Reason,” then “Good Reason” means, without the Participant’s written consent, the occurrence of any of the following conditions, unless such condition is fully corrected within 60 days after written notice thereof:

(i)        A Change of Control pursuant to which the buyer does not agree to employ the Participant at or after the acquisition date on terms substantially comparable in the aggregate to the terms on which the Participant is currently employed; or

(ii)      The Company (A) permanently and materially diminishes the Participant’s authority, duties, or responsibilities, including without limitation reporting responsibilities, (B) materially reduces the Participant’s overall compensation, including base salary, bonus opportunity and equity award participation, (C) requires the Participant to relocate to an office or location of the Company that is not within 50 miles of the office or location of the Company that is the Participant’s principal business office immediately prior to the relocation, or (D) materially breaches the terms of the Plan.

 Notwithstanding anything in the Plan to the contrary, a termination of employment due to Good Reason must occur, if at all, within 120 days after the Company receives written notice of any one or more of the conditions set forth in this Section. The Participant must provide the Company with written notice of any one or more of the conditions set forth in this Section within 90 days of the initial existence of the condition in order for such condition to constitute Good Reason under the Plan.

(v)       “ISO” means any Option intended to be, designated as, and that qualifies as an incentive stock option within the meaning of Code Section 422.

(w)       “NQSO” means any Option that is not an ISO.

(x)       “Option” means a right, granted under Section 5(b), to purchase Shares.

(y)       “Other Share-Based Award” means a right granted under Section 5(i) that relates to and is valued by reference to Shares.

(z)       “Participant” means an Eligible Person who has been granted an Award under the Plan.

(aa)     “Performance Award” means an Award the vesting or amount of which is determined based on the satisfaction or achievement of Performance Goals established by the Committee and set forth in the Award Agreement.

(bb)     “Performance Goals” means performance goals and conditions applicable to an Award that the Committee establishes prior to the grant of such Award based on the attainment of one or more or a combination of the following, in each case, with respect to the Company, one of its Affiliates, a business unit by or within which the Participant is primarily providing services, or a combination thereof: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) earnings growth; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) return on net assets, return on assets, return on investment, return on capital, return on equity; (7) economic value added; (8) operating margin or operating expense; (9) net income; (10) net income applicable to Shares; (11) Share price or stockholder return (absolute or peer-group comparative); (12) backlog; (13) net sales growth; (14) customer satisfaction; (15) quality metrics; (16) expense reduction; and (17) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, new product/service placement, supervision of litigation and information technology, leasing execution, or goals relating to acquisitions or divestitures of Subsidiaries, Affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

To the extent required to satisfy the qualified performance-based compensation exception of Code Section 162(m), the Committee will set such Performance Goals within the time prescribed by Code Section 162(m). The Committee will have the discretion to adjust targets set for pre-established performance objectives as it deems appropriate to reflect the inclusion or exclusion of the impact of items determined to be unusual in nature and/or infrequent in occurrence. If the Committee determines it is advisable to grant Awards that will not qualify for the qualified performance-based exception of Code Section 162(m), the Committee may grant Awards that do not so qualify.

(cc)     “Performance Period” means a specified period of time determined by the Committee and set forth in the Award Agreement during which performance, as determined by the Committee, will be measured with respect to an Award.

(dd)     “Performance Share” means a performance share granted under Section 5(f).

(ee)     “Performance Unit” means a performance unit granted under Section 5(f).

(ff)     “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used herein; however, a Person shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

(gg)     “Plan” means this 2018 Long Term Incentive Plan.

(hh)     “Qualifying Termination” means a Participant’s Termination of Service due to the Participant’s death, Disability, termination by the Participant for Good Reason or termination by the Company without Cause that occurs upon or within 24 months of the consummation of a Change of Control.

(ii)       “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(jj)       “Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(kk)       “Retirement” has the meaning set forth in the Participant’s employment agreement with the Company. If the Participant is not a party to an employment agreement with the Company or such employment agreement does not define “Retirement,” then “Retirement” means the date that the Participant (i) reaches age 65 and has completed 5 years of service with the Company and its Affiliates or (ii) meets the eligibility criteria for “Retirement” or “Early Retirement” under a plan maintained by the Company or its Affiliates.

(ll)        “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(mm)    “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares that are subject to the SAR on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(nn)      “Shares” means common stock, $.01 par value per share, of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(g).

(oo)      “Subsidiary” means a subsidiary, as such term is defined in Code Section 424(f), of the Company.

(pp)      “Termination of Service” means the termination of the Participant’s employment, consulting services or directorship with the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by a Subsidiary or Affiliate of the Company also shall be deemed to incur a Termination of Service if the Subsidiary or Affiliate ceases to be such a Subsidiary or Affiliate, as the case may be, and the Participant does not immediately thereafter become an Employee or Director of, or a Consultant to, the Company or another Subsidiary or Affiliate. Subject to the foregoing, the Committee, in its sole discretion, shall determine whether the Participant has experienced a Termination of Service and the effective date of and reason for such Termination of Service, which determination shall be binding upon the Participant.

3.	Administration.

(a)        Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)      to select Eligible Persons to whom Awards may be granted;

(ii)     to determine the type or types of Awards to be granted to each Eligible Person;

(iii)    to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)      to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered, subject to the limitation in Section 3(e);

(v)       to determine whether, to what extent, and under what circumstances an Award may be subject to restrictive covenants (including noncompetition, confidentiality, nonsolicitation and nondisparagement restrictions, as well as any other restrictive covenants the Committee deems appropriate);

(vi)      to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person, in all cases, subject to the provisions of Code Section 409A;

(vii)     to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii)    to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)      to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, in its sole discretion;

(x)       to extend the period during which an Award is exercisable;

(xi)      to interpret the Plan and specify any additional requirements as it deems necessary to comply with Code Section 409A;

(xii)     to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xiii)    to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)        Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Employees, Participants, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c)        Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other Employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or Employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d)        Limitation on Committee’s Discretion. Anything in the Plan to the contrary notwithstanding, in the case of any Award which provides that it is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m)(4)(C), the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation.

(e)        Option and SAR Repricing. Except as provided in Section 4(g), the Committee shall not modify an outstanding Option or SAR so as to specify a lower exercise price (and will not cancel an Option or SAR and substitute for it an Option or SAR with a lower exercise price), without the approval of the Company’s stockholders. In addition, except as provided in Section 4(g), the Committee may not cancel an outstanding Option or SAR whose exercise price is equal to or greater than the current Fair Market Value of a Share in exchange for cash or substitute for it another Award without the prior approval of the Company’s stockholders.

4.	Shares Subject to the Plan; Award Limitations.

(a)        Subject to adjustment as provided in Section 4(g), the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 1,250,000 Shares. The total number of Shares authorized to be issued under the Plan shall be reduced by 1 Share for every 1 Share that is subject to an Option, SAR, or other appreciation-only Award granted under the Plan, and 2.0 Shares for every 1 Share that was subject to a Restricted Share, Restricted Share Unit, Performance Share, or other full-value stock-based Award granted on or after the Effective Date. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence.

(b)        Any Shares related to Awards that terminate by expiration, forfeiture, or cancellation without the issuance of such Shares, cash or other benefit in lieu of Shares shall be available again for grant under the Plan; provided that any Shares that again become available for Awards under this sentence shall be added back as 1 Share if such shares were subject to

Options, SARs, or other appreciation-only Awards granted under the Plan, and as 2.0 Shares if such Shares were subject to a Restricted Share, Restricted Share Unit, Performance Share or other full-value stock-based Award granted under the Plan. The following Shares shall not become available for issuance under the Plan: (i) Shares tendered by Participants as full or partial payment to the Company upon exercise of Options granted under the Plan; (ii) Shares reserved for issuance upon grant of SARs, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SARs; and (iii) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Shares or Restricted Share Units, the exercise of Options or SARs granted under the Plan, or upon any other payment or issuance of Shares under the Plan.

(c)        Subject to adjustment as provided in Section 4(g), the maximum number of Shares (1) with respect to which Options or SARs that may be granted during any one calendar year to any one Eligible Person (other than Directors) under the Plan shall be 500,000 Shares, and (2) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units that may be granted during any one calendar year to any one Eligible Person (other than Directors) under the Plan shall be the equivalent of 500,000 Shares. Notwithstanding the foregoing, the maximum number of Shares that may be issued or transferred to Eligible Persons as Incentive Stock Options is 200,000 Shares.

(d)        The maximum aggregate dollar amount that may be paid with respect to Performance Units or any Other Share-Based Awards paid in cash during any one calendar year to any one Eligible Person (other than Directors) under the Plan shall be $2,000,000.

(e)        The maximum aggregate dollar amount that may be paid with respect to Annual Cash Incentive Awards during any one calendar year to any one Eligible Person (other than Directors) under the Plan shall be an amount not in excess of fifty percent (50%) of the Annual Incentive Pool.

(f)        Award Limitations for Directors. For purposes of the Plan, “Directors’ Compensation Year” shall mean the approximately one-year period beginning on each regular annual meeting of the Company’s stockholders and ending on the date of the next regular annual meeting of the Company’s stockholders.

(i)        Subject to adjustment as provided in Section 4(g), the maximum number of Shares (1) with respect to which Awards may be granted during any Directors’ Compensation Year to any one Director under the Plan shall be 50,000 Shares, (2) with respect to which Options or SARs may be granted during any one Directors’ Compensation Year to any one Director under the Plan shall be 50,000 Shares, and (3) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units shall be the equivalent of 50,000 Shares during any one Directors’ Compensation Year to any one Director under the Plan, and

(ii)       The maximum aggregate dollar amount that may be paid with respect to Performance Units or any Other Share-Based Awards paid in cash during any one Directors’ Compensation Year to any one Director under the Plan shall be $150,000.

Notwithstanding the foregoing, in no event may any number of Shares be granted during any one Directors’ Compensation Year to any one Director with a grant date fair value that, when aggregated with all cash compensation for service as a Director of the Company during such period, exceeds $400,000.

(g)        Stock Adjustments.

(i)       Adjustment of Awards Upon the Occurrence of Certain Events. In the event of any consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall adjust the aggregate number of Shares subject to the Plan and the number of Shares that may be made subject to Awards to any individual Participant as set forth in Sections 4(a) and 4(b), as well as the aggregate number of shares that may be made subject to any type of Award.

(ii)      Equity Restructurings. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a non-reciprocal transaction between the Company and its stockholders that causes the per share fair value underlying an Award to change, such as stock dividend, stock split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares or securities allocated to Awards that have been granted prior to any such change to equalize the fair value of the Awards before and after the equity restructuring. Any such adjustment in an outstanding Option (or SAR) shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Option (or SAR) but with a corresponding adjustment in the exercise price per share or other unit of any security covered by such Option (or SAR).

(iii)     Reciprocal Transactions. The Committee may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the exercise price per share of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares resulting from any reciprocal transaction such as a business combination, merger or acquisition. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(iv)      Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards.

(v)       Adjustment Restrictions. If any such adjustment or substitution provided for in this Section 4(g) requires the approval of stockholders in order to enable the Company to grant ISOs, then no such adjustment or substitution of ISOs shall be made without prior stockholder approval. If the effect of any adjustment or substitution would be to cause an Option to fail to continue to qualify as an ISO or to cause a modification, extension or renewal of such Option within the meaning of Code Sections 409A or 424, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion shall deem equitable and that will not result in any disqualification, modification, extension or renewal (within the meaning of Code Sections 409A or 424) of such ISO.

(vi)     Fractional Shares and Notice. Fractional shares resulting from any adjustment in Awards pursuant to this Section 4(g) may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

(h)      Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.	Specific Terms of Awards.

(a)      General. Awards may be granted on the terms and conditions set forth in this Section 5, including the minimum vesting requirements of Section 5(j). In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person.

(b)      Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i)       Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee and set forth in the Award Agreement. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee; provided, however, that in no event may the exercise price per Share of an Option be less that the Fair Market Value of a Share on the date an Option is granted.

(ii)      Option Term. The term of each Option shall be determined by the Committee and set forth in the Award Agreement. Each Option will terminate not later than the expiration date specified in the Award Agreement pertaining to such Option, provided that the expiration date with respect to an Option shall not be later than the 10th anniversary of the date of its Award. Upon a Participant’s Termination of Service for any reason other than for Cause, such Participant shall have an additional 90 days to exercise any Options that have vested as of the date of such Termination of Service. Upon a Participant’s Termination of Service for Cause, all Options held by a Participant, whether vested or unvested, shall automatically be terminated and forfeited by the Participant on the date of such Termination of Service. If on the date an outstanding, vested Option would expire, the exercise of the Option would violate applicable securities laws or other applicable law, the expiration date applicable to the Option will be extended to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or other applicable law.

(iii)     Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, that, unless the Committee determines otherwise, in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to the Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

(iv)     ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including the requirements that (1) ISOs may only be granted to Employees of the Company or a Subsidiary, (2) the amount of the aggregate Fair Market Value of Shares (determined at the time of grant of the Option) with respect to which ISOs are exercisable for the first time by an ISO holder during any calendar year (under all such plans of Employee’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 or such other amount as is specified in the Code, and (3) the ISO shall be granted within ten years from the earlier of the date of adoption or stockholder approval of the Plan.

(c)       SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i)       Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the average Fair Market Value of one Share at any time during a specified period of no more than three business days before or after the date of exercise) over (2) the exercise price per Share of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value of a Share on the date a SAR is granted).

(ii)      Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR, subject to the provisions of Code Section 409A. Unless the

Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. If on the date an outstanding, vested SAR would expire, the exercise of the SAR would violate applicable securities laws or other applicable law, the expiration date applicable to the SAR will be extended to a date that is thirty (30) calendar days after the date the exercise of the SAR would no longer violate applicable securities laws or other applicable law.

(d)       Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i)       Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent otherwise provided under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii)      Forfeiture. Upon Termination of Service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may determine in any individual case, subject to the minimum vesting requirements of Section 5(j), that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from a specified event.

(iii)     Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine.

(iv)     Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, subject to the provisions of Code Section 409A. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to vesting restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e)       Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i)    Award and Restrictions. Delivery of Shares will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person), subject to the provisions of Code

Section 409A. In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine, subject to the provisions of Code Section 409A.

(ii)      Forfeiture. Upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may determine in any individual case, subject to the minimum vesting requirements of Section 5(j), that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of Termination of Service resulting from a specified event.

(iii)     Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (1) paid with respect to such Restricted Share Unit at the dividend payment date in cash or in Shares having a Fair Market Value equal to the amount of such dividends, or (2) deferred with respect to such Restricted Share Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine or permit the Participant to elect, subject to the provisions of Code Section 409A; provided, however, that any Shares distributed as Dividend Equivalents with respect to any Restricted Share Units as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Share Units.

(f)    Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i)       Performance Period. The Committee shall determine a Performance Period and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary with respect to each Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii)      Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii)     Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award provides that it is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m)(4)(C), the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Code Section 162(m)(4)(C) and the regulations thereunder.

(iv)     Forfeiture. Upon Termination of Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may determine in an individual case, subject to the minimum vesting requirements of Section 5(j), that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Termination of Service resulting from a specified event; and provided, further, that an Award intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m)(4)(C) may not, with respect to a Participant who is a “covered employee” within the meaning of Code Section 162(m)(3), vest solely as a result of such Participant’s termination without Cause or for Good Reason, or such Participant’s voluntary Retirement.

(v)      Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine at the time of grant of the Performance Share or Performance Unit, commencing as soon as practicable after the end of the relevant Performance Period.

(vi)     Section 409A. If required, Performance Units granted under this Section 5(f) will be subject to and conform to the requirements of Code Section 409A.

(g)      Annual Cash Incentive Awards.

(i)       Award and Restrictions. The Committee is authorized to grant Annual Cash Incentive Awards to Employees, which entitle the recipient to receive a cash incentive amount for any calendar year or fiscal year performance period, which amount shall be determined by the Committee in its sole discretion. The aggregate value of Annual Cash Incentive Awards awarded during a calendar year or fiscal year performance period shall not exceed an amount equal to 10% of the Company’s EBITDA, excluding non-recurring items (such amount, the “Annual Incentive Pool”).

(ii)      Forfeiture. Upon Termination of Service during the applicable performance period, Annual Cash Incentive Awards that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may determine in any individual case, subject to the minimum vesting requirements of Section 5(j), that restrictions or forfeiture conditions relating to Annual Cash Incentive Awards will be waived in whole or in part in the event of Termination of Service resulting from a specified event.

(h)      Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to the conditions and restrictions of the underlying Awards to which they relate.

(i)      Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(i) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(i).

(j)      Vesting of Awards. Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted and no Award may provide for partial or graduated vesting beginning before the first anniversary of the date it is granted; provided that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the Shares available pursuant to Section 4 may be granted to any one or more Eligible Persons without respect to the minimum vesting period requirements of this sentence.

6.	Certain Provisions Applicable to Awards.

(a)      Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion, provided, however, that in no event may the price per Share of an Award be less than the Fair Market Value of a Share on the date an Award is granted.

(b)      Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or a SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Code Section 422).

(c)      Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, subject to the provisions of Code Section 409A. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid non-deductibility of the payment under Code Section 162(m).

(d)      Non-Transferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his or her guardian or legal representative; provided, however, that in no event may an Award be transferred for value (as defined in the General Instructions to Form S-8 of the U.S. Securities and Exchange Commission). An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(e)      Other Conditions. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions, and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan.

(f)      Vesting upon Death. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, if a Participant incurs a Termination of Service due to his or her death, any Award granted to a Participant under the Plan on or after the Effective Date shall fully vest on the date of the Termination of Service due to the Participant’s death.

7.	Performance Awards.

(a)      Performance Awards Granted to Covered Employees. If the Committee determines that an Award (other than an Option or SAR) to be granted to an Eligible Person should qualify as a Performance Award, the grant, vesting, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished Performance Goals and other terms set forth in this Section 7(a).

(i)       Performance Goals Generally. The Performance Goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(a). If the Committee intends for the Performance Awards to satisfy to the requirements of Code Section 162(m), the Performance Goals shall be objective and otherwise meet and requirements of Code Section 162(m). The Committee may determine that such Performance Awards shall be granted, vested, exercised, and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, vesting, exercise, and/or settlement of such Performance Awards. Performance Goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)      Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of Performance Goals in respect of such Performance Awards shall be measured over a Performance Period, as specified by the Committee. To the extent required to satisfy the qualified performance-based compensation exception of Code Section 162(m), a Performance Goal shall be established not later than the earlier of (1) 90 days after the beginning of any Performance Period applicable to such Performance Award or (2) the date upon which 25% of such Performance Period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4.

(iii)     Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7(a). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service of the Participant or other event (including a Change of Control) prior to the end of a Performance Period or settlement of such Performance Awards.

(b)      Written Determinations. Determinations by the Committee as to the establishment of Performance Goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified Performance Goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify as performance-based compensation under Code Section 162(m). If required, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.	Change of Control Provisions.

(a)       Acceleration of Exercisability and Lapse of Restrictions Upon a Qualifying Termination. Upon the date of a Participant’s Qualifying Termination:

(i)       All Awards with time-based vesting conditions or restrictions shall become fully vested (and Options or SARs exercisable) at the time of such Qualifying Termination; and

(ii)      All Performance Awards and other Awards with respect to which the vesting or amount is based on the satisfaction or achievement of Performance Goals or other performance-based criteria, shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled, at the greater of (A) the actual performance achieved or (B) the target level of performance applicable to the Award, but prorated based on the elapsed proportion of the performance period as of the Qualified Termination.

(b)      Change of Control Where Awards Assumed or Replaced. In the event of a Change of Control in which the Company is the surviving entity and any adjustments necessary to preserve the value of the Participants’ outstanding Awards have been made, or the Company’s successor at the time of the Change of Control irrevocably assumes the Company’s obligations under the Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change of Control, there will be no accelerated vesting of Participants’ Awards on account of the Change of Control unless a Participant experiences a Qualifying Termination.

(c)      Vesting Where Awards Not Assumed or Replaced. In the event of a Change of Control, unless the Company is the surviving entity and any adjustments necessary to preserve the value of Participants’ outstanding Awards have been made, or the Company’s successor at the time of the Change of Control irrevocably assumes the Company’s obligations under the Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change of Control:

(i)       All Awards with time-based vesting conditions or restrictions shall become fully vested (and Options or SARs exercisable) at the time of such Change of Control; and

(ii)     All Performance Awards and other Awards with respect to which the vesting or amount is based on the satisfaction or achievement of Performance Goals or other performance-based criteria, shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled, at the greater of (A) the actual performance achieved or (B) the target level of performance applicable to the Award, but prorated based on the elapsed proportion of the performance period as of the Change of Control.

(d)      Certain Covered Transactions. Subject to Sections 8(a) and (c) above, in the event of a Change of Control that is a merger or consolidation in which the Company is not the surviving corporation or that results in the acquisition of substantially all the Company’s outstanding Shares by a single Person or entity or by a group of Persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options and SARs, for no consideration and without accelerating vesting, as of the effective date of the Covered Transaction; provided, that, no Option or SAR will be so terminated (without the consent of the Participant) prior to the expiration of twenty (20) days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

9.	General Provisions.

(a)      Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state, or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b)      No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee, Consultant or Director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any Employee’s, Consultant’s or Director’s employment or service at any time.

(c)      Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the maximum individual statutory tax rate in a given jurisdiction (or such lower mount as may be necessary to avoid liability award accounting, or any other accounting consequence or cost, as determined by the Committee, and in any event in accordance with Company policies).

(d)      Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants, except that (1) any such amendment or alteration shall be subject to stockholder approval to the extent such stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and (2) any such amendment or alteration as it applies to ISOs shall be subject to the approval of the Company’s stockholders to the extent such stockholder approval is required under Code Section 422; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may not amend any Award to extend the exercise period beyond a date that is later than the earlier of the latest date upon which the Award could have expired by its original terms under any circumstances or the tenth anniversary of the original date of grant of the Award, or otherwise cause the Award to become subject to Code Section 409A. However, if the exercise period of an Award is extended at a time when the exercise price of the Award equals or exceeds the Fair Market Value of the Shares that could be purchased (in the case of an Option) or the Fair Market Value of the Shares used to determine the payment to the Participant (in the case of a SAR), it is not an extension of the original Award. The Board or the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Code Section 409A; provided, however, that the Board, the Committee and the Company make no representations that Awards granted under the Plan shall be exempt from or comply with Code Section 409A and make no undertaking to preclude Code Section 409A from applying to Awards granted under the Plan.

(e)      No Rights to Awards; No Stockholder Rights. No Eligible Person or Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and Employees. No Award shall confer on any Eligible Person any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f)      Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g)      Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h)       Not Compensation for Benefit Plans. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its Employees, Consultants or Directors unless the Company shall determine otherwise.

(i)       Compensation Recoupment Policy. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, Awards granted or paid under the Plan will be subject to the compensation recoupment policy established by the Company, as amended from time to time.

(j)       No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(k)      Successors. All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation or otherwise.

(l)       Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards will be subject to all applicable Federal, state and local laws, rules, and regulations and to such approval by any government or regulatory agency as may be required.

(m)    Governing Law. To the extent not preempted by Federal law, the Plan, any Award Agreement, and documents evidencing Awards or rights relating to Awards will be construed, administered, and governed in all respects under and by the laws of the State of Delaware, without giving effect to its conflict of laws principles. If any provision of the Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

(n)      Notice. Any notice or other communication required or permitted under the Plan must be in writing and must be delivered personally, sent by certified, registered, or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given (1) when delivered personally or, (2) if mailed, three days after the date of deposit in the United States mail or, (3) if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to FreightCar America, Inc. Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606, Attention: General Counsel. Notice to the Participant

should be sent to the address set forth on the Company’s records. Either party may change the address to which the other party must give notice under this Section by giving the other party written notice of such change, in accordance with the procedures described above.

(o)       Effective Date; Plan Termination. The Plan shall become effective as of the Effective Date. The Plan shall terminate as to future awards on the date that is ten (10) years after the Effective Date, except that no ISOs may be granted more than ten (10) years after the date the Board adopted the Plan.

(p)       Interpretive Provisions. Unless the context clearly requires otherwise:

(i)         The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “will” shall be construed to have the same meaning and effect as the word “shall”.

(ii)        Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

(iii)      Any reference herein to any person or entity shall be construed to include the permitted successors and assigns of such person or entity.

(iv)       The words “herein,” “hereof” and “hereunder,” and words of similar import when used in the Plan or Award Agreement shall be construed to refer to the Plan or Award Agreement, as applicable, in its entirety, and not to any particular provision thereof.

(v)        All references to Sections shall be construed to refer to Sections of the Plan.

(vi)       Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, or supplemented from time to time.

(vii)      In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “ to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

(viii)    Section titles and headings herein are included for convenience of reference only and shall not affect the interpretation of the Plan or any Award Agreement. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(ix)    All references in the Plan to days shall mean calendar days, unless otherwise specifically noted to the contrary.

(q)       Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates or Subsidiaries operate or have employees or directors, the Board, in its sole discretion, shall have the power and authority to:

(i)      Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(ii)     Determine which employees or directors outside the United States are eligible to participate in the Plan;

(iii)    Modify the terms and conditions of any Award granted to employees or directors outside the United States to comply with applicable foreign laws;

(iv)    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 9(q) by the Board shall be attached to the Plan document as appendices; and

(v)     Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

(r)      Severability. If any provision of the Plan or any Award Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Board’s determination, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award Agreement, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(s)      Compliance with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, all Awards made under the Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan will be construed and interpreted in accordance with such intent. References in the Plan to “Termination of Service” and similar terms shall mean a “separation from service” within the meaning of that term under Code Section 409A. Any payment or distribution that is to be made to a Participant who is a “specified employee” of the Company within the meaning of that term under Code Section 409A and as determined by the Committee, on account of a “separation from service” under Code Section 409A, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise.

FREIGHTCAR AMERICA, INC.
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on May 10, 2018.

Vote by Internet • Go to www.investorvote.com/RAIL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1 and
“FOR” Proposals 2 – 4.

1.	Election of directors: Nominees:	For	Withhold		For	Withhold		For	Withhold
	01 - James D. Cirar (Class I)	☐	☐	02 - Malcom F. Moore (Class I)	☐	☐	03 - James R. Meyer (Class III)	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐	4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018.	☐	☐	☐
3.	Approval of Freightcar America, Inc. 2018 Long Term Incentive Plan	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Please check here if you plan to attend the Annual Meeting of Stockholders.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears on the proxy. If held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, limited liability company or other similar entity, please sign in such entity’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
02RGPB

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2018:

Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017 are available at: www.railproxy.info

If you have not voted via the Internet or telephone, please return voted proxies to:

Proxy Services

c/o Computershare Investor Services

PO Box 505008

Louisville, KY 40233-9814

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — FreightCar America, Inc.

ANNUAL MEETING OF STOCKHOLDERS

MAY 10, 2018

Union League Club of Chicago

65 West Jackson Boulevard

Chicago, IL 60604

10:00 a.m. (local time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREIGHTCAR AMERICA, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2018 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints Matthew S. Kohnke and Georgia L. Vlamis, and each of them, as proxies with full power of substitution to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of FreightCar America, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on May 10, 2018 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, IL 60604, and at any postponement(s) or adjournment(s) thereof and, in such proxies’ discretion, to vote upon such other business as may properly come before the meeting, and at any postponement(s) or adjournment(s) thereof, as set forth in the related Notice of Annual Meeting and Proxy Statement, the receipt of which is hereby acknowledged. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting and any adjournment(s) or postponement(s) thereof. This proxy card is valid only when signed and dated.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL THE CLASS I AND CLASS III DIRECTOR NOMINEES, “FOR” APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION, “FOR” APPROVAL OF THE FREIGHTCAR AMERICA, INC. 2018 LONG TERM INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

(Continued and to be dated and signed on the reverse side.)